1 TERMS AND CONDITIONS OF THE BONDS The issue of the U.S.$ 500,000,000 1.500 per cent. Guaranteed Unsecured Convertible Bonds due 2031 (the “Bonds”, which expression shall, unless otherwise indicated, include any Further Bonds (as defined below)) was (save in respect of any such Further Bonds) authorised by a resolution of the Board of Directors of Harmony Gold Mining Company Limited (the “Issuer”) passed on 19 September 2026. The giving of the guarantee by each of African Rainbow Minerals Gold Limited, Avgold Limited, Chemwes Proprietary Limited, Cobar Management Pty. Limited, Eva Copper Mine Pty Ltd, Freegold (Harmony) Proprietary Limited, Golden Core Trade and Invest Proprietary Limited, Harmony Copper Limited, Harmony Gold (Australia) Pty Limited, Harmony Moab Khotsong Operations Proprietary Limited, MAC Copper Limited, Metals Acquisition Corp. (Australia) Pty Ltd and Randfontein Estates Limited (each an “Initial Guarantor” and, together with any Additional Guarantors (as defined below), the “Guarantors”) in respect of the Bonds was authorised by resolutions of the Board of Directors of each Guarantor passed on 19 March 2026. The Bonds are constituted by a trust deed dated 29 September 2026 (as supplemented, amended and/or amended and restated from time to time, the “Trust Deed”) between the Issuer, the Guarantors and Citibank, N.A., London Branch (the “Trustee”, which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the registered certificates (the “Certificates”) representing the Bonds. The Bondholders (as defined below) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Conversion Agency Agreement dated 29 September 2026 (as supplemented, amended and/or amended and restated from time to time, the “Agency Agreement”) relating to the Bonds between the Issuer, the Guarantors, the Trustee, Citibank, N.A., London Branch (the “Principal Paying, Transfer and Conversion Agent”, which expression shall include any successor as Principal Paying, Transfer and Conversion Agent under the Agency Agreement), the other Paying, Transfer and Conversion Agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the “Paying, Transfer and Conversion Agents”, which expression shall include their successors as Paying, Transfer and Conversion Agents under the Agency Agreement) and Citibank Europe plc in its capacity as registrar in respect of the Bonds (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement). The Issuer and the Guarantors have also entered into a Calculation Agency Agreement dated 29 September 2026 (as supplemented, amended and/or amended and restated from time to time, the “Calculation Agency Agreement”) with Conv-Ex Advisors Limited (the “Calculation Agent” which expression shall include any successor as calculation agent under the Calculation Agency Agreement) whereby the Calculation Agent has been appointed to make certain calculations in relation to the Bonds. Electronic copies of each of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement shall be provided by the Issuer to the Paying, Transfer and Conversion Agents and may be provided by email to a Bondholder following their prior written request to the Paying, Transfer and Conversion Agents and provision of proof of holding and identity (in a form satisfactory to the Paying, Transfer and Conversion Agents). The Bonds will, subject to these Conditions, be convertible into fully paid ordinary shares of no par value in the capital of the Issuer (the “Ordinary Shares”). Capitalised terms used but not defined in these Conditions shall have the meanings provided in the Trust Deed unless, in any case, the context otherwise requires or unless otherwise stated. 2 1. FORM, DENOMINATION, TITLE, STATUS AND GUARANTEE 1.1 Form and Denomination The Bonds are in registered form, serially numbered, in principal amounts of U.S.$200,000 each (the “authorised denomination”). 1.2 Title Title to the Bonds will pass by transfer and registration as described in Condition 4. The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as applicable) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof), and no Person will be liable for so treating the holder. 1.3 Status of the Bonds The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer and rank and will rank at all times pari passu and rateably, without any preference among themselves, and equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, save for such obligations that may be preferred by provisions of law that are mandatory and of general application. 1.4 Guarantee of the Bonds The payment of all amounts payable in respect of the Bonds and all other moneys payable under or pursuant to the Trust Deed have been jointly and severally unconditionally and irrevocably guaranteed by the Guarantors in the Trust Deed (the “Bonds Guarantee”). The obligations of each Guarantor under the Bonds Guarantee constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the relevant Guarantor and rank and will rank at all times equally in right of payment with all other existing and future unsecured (subject to Condition 2) and unsubordinated indebtedness of the relevant Guarantor, save for such obligations that may be preferred by provisions of law that are mandatory and of general application. 1.5 Limitation on Guarantees The obligations of each Guarantor may be contractually limited as necessary under the applicable Bonds Guarantee contained in the Trust Deed to reflect certain limitations that are generally available to guarantors under law with respect to maintenance of share capital, corporate benefit, fraudulent conveyance, voidable transactions, exchange control laws and other legal restrictions applicable to the relevant Guarantor and their respective shareholders, directors and general partners. 1.6 Release of Guarantor A Guarantor will be automatically and unconditionally released and discharged from its Bonds Guarantee if the Issuer or the relevant Guarantor delivers a written notice to the Trustee signed by two Authorised Signatories of such Guarantor certifying that: (a) no Event of Default or Potential Event of Default is continuing or will result from the release of that Guarantor; (b) no part of the indebtedness in respect of which that Guarantor is or was providing a Bonds Guarantee is at that time due and payable but unpaid; and 3 (c) such Guarantor is not providing (or will cease to provide simultaneously with such release) a Guarantee in respect of the payment by the Issuer, any Guarantor or any of their respective Subsidiaries of indebtedness under the Existing Facility. Upon the Trustee’s receipt of such notice (which the Trustee shall rely on without liability to any Person and without further enquiry), such Guarantor shall automatically and irrevocably be released and relieved of any obligation under its Bonds Guarantee, the Trust Deed and the Agency Agreement. The Trustee shall (at the cost and expense of the Issuer and without the consent or approval of the Bondholders) do all such acts or things reasonably necessary to effect such release. A Guarantor that has been released pursuant to this Condition, howsoever many times, may subsequently be required to provide a Bonds Guarantee pursuant to Condition 1.7 below. 1.7 Additional Bond Guarantors (a) If any Subsidiary of the Issuer or any Guarantor that is not a Guarantor hereunder guarantees the obligations of the Issuer, any Guarantor or any of their respective Subsidiaries under the Existing Facility, the Issuer shall promptly (and in any event no later than 15 London business days following the date of the giving of such guarantee) procure that each such Subsidiary shall become a Guarantor under the Bonds and the Bond Documents (an “Additional Guarantor”). (b) In connection with its accession as a Guarantor under the Bonds and the Bonds Documents pursuant to paragraph (a) above, each Additional Guarantor shall: (i) execute and deliver to the Trustee and the Agents a Deed of Accession pursuant to which such Additional Guarantor will guarantee, on a joint and several basis, the due and punctual payment of all sums payable by the Issuer under the Bonds and the Bond Documents on the same terms, mutatis mutandis, as the Bonds Guarantee given by each Initial Guarantor; (ii) deliver a written opinion from legal counsel of international standing which is acceptable to the Trustee (acting reasonably) (at the expense of the Issuer and/or the Additional Guarantor) as to the enforceability of the Additional Guarantor’s obligations under the Bond Documents and the Bonds Guarantee and as to the due capacity and authority of any such Additional Guarantor thereunder (which opinion may be subject to customary qualifications and assumptions and shall be addressed to the Trustee); and (iii) deliver to the Trustee such other conditions, documents or certificates as it may reasonably require, including in connection with its “know your customer” obligations or other identification checks or procedures necessary to comply with any applicable law and regulation. The Trustee shall be entitled to accept and rely on any such opinion, documents or certificates without further enquiry or liability to any Person as sufficient evidence of the matters opined on, contained or certified therein. (c) Where an Additional Guarantor is incorporated, domiciled or resident in a territory other than South Africa, Jersey or Australia, each Additional Guarantor shall give undertakings or covenants in terms corresponding to the provisions of the Trust Deed and Condition 9 with the substitution of the references to South Africa, Jersey or Australia, as the case may be, with references to the territory or territories in which such Additional Guarantor is incorporated, domiciled or resident or to the taxing jurisdiction of which, or of any political subdivision or authority of or in which, such Additional Guarantor is otherwise subject generally. 4 (d) The Issuer shall notify the Bondholders in accordance with Condition 17 promptly upon the accession of any Additional Guarantor. (e) Notwithstanding the above, the Issuer and the Guarantors shall not be required to cause any of their respective Subsidiaries, and no such Subsidiary shall be required, to grant a Bonds Guarantee in respect of the Bonds to the extent that such Bonds Guarantee would reasonably be expected to give rise to or result in: (i) any violation of applicable law or regulation which cannot be avoided or otherwise prevented through measures reasonably available to the Issuer, the Guarantors or such Subsidiary (including, but not limited to, ‘whitewash’ or similar procedures); or (ii) liability or criminal sanctions for the officers, directors or (except in the case of a Subsidiary that is a partnership) shareholders of such Subsidiary (or, in the case of a Subsidiary that is a partnership, the directors or shareholders of the partners of such partnership). (f) The Trustee shall have no duty to monitor whether a Subsidiary of the Issuer or any Guarantor is required to become an Additional Guarantor pursuant to this Condition 1.7 and, until it has received express notice in writing from the Issuer, or a Guarantor, as the case may be, of the same, it shall be entitled to assume, without enquiry and without liability, that no such requirement has arisen. 2. NEGATIVE PLEDGE So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer and the Guarantors will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or permit to subsist, any Security Interest upon the whole or any part of their present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or Guarantee of any Relevant Indebtedness without at the same time or prior thereto: (a) securing the Bonds equally and rateably therewith to the satisfaction of the Trustee; or (b) providing such other arrangement (whether or not comprising a Security Interest) for the Bonds as either (i) the Trustee may in its absolute discretion consider to be not materially less beneficial to the interests of the Bondholders, or (ii) as may be approved by an Extraordinary Resolution of the Bondholders, provided that: (i) any entity acquired by the Issuer or any Guarantor after the Issue Date may have outstanding Security Interests with respect to Relevant Indebtedness and/or any Guarantee in respect of such Relevant Indebtedness of such entity, so long as any such Security Interest was outstanding on the date on which any such entity became a Subsidiary of the Issuer or any Guarantor and was not created in contemplation of any such entity becoming a Subsidiary of the Issuer or any Guarantor, or any such Security Interest was created in substitution for or to replace either any such outstanding Security Interest or any such substituted or replacement Security Interest and is not increased in amount after the date that any such entity became a Subsidiary of the Issuer or any Guarantor; (ii) any entity which becomes a Subsidiary of the Issuer or any Guarantor or is merged, consolidated or amalgamated into a Subsidiary of the Issuer or any Guarantor on or after the Issue Date may have outstanding Security Interests

5 with respect to Relevant Indebtedness and/or any Guarantee in respect of such Relevant Indebtedness of such Subsidiary, so long as any such Security Interest (A) was outstanding on the date on which any such entity became a Subsidiary of the Issuer or any Guarantor or was merged, consolidated or amalgamated into a Subsidiary of the Issuer or any Guarantor; (B) was not created in contemplation of any such entity becoming a Subsidiary of the Issuer or any Guarantor or being merged, consolidated or amalgamated into a Subsidiary of the Issuer or any Guarantor; and (C) is not increased in amount after the date that any such entity became a Subsidiary of the Issuer or any Guarantor or was merged, consolidated or amalgamated into a Subsidiary of the Issuer or any Guarantor; and (iii) the Issuer or any Guarantor may have, at any time, any Security Interest to secure any Relevant Indebtedness or to secure any Guarantee in respect of any Relevant Indebtedness to the extent that such Security Interest arises by operation of law. 3. DEFINITIONS 3.1 Defined Terms In these Conditions, unless otherwise provided: “Additional Guarantor” has the meaning provided in Condition 1.7. “Additional Ordinary Shares” has the meaning provided in Condition 6.3. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Agents” means each of the Paying, Transfer and Conversion Agents, the Registrar and the Calculation Agent, and “Agent” shall mean any one of them. “Applicable Date” means (i) in the case of any adjustment required to be made to the Conversion Price (having given effect, for the avoidance of doubt, to Condition 6.6) pursuant to Conditions 6.2(a), 6.2(b), 6.2(c), 6.2(d), 6.2(e) or 6.2(i), the relevant Ex-Date and (ii) in the case of any adjustment to the Conversion Price pursuant to Conditions 6.2(f), 6.2(g) or 6.2(h), the date of the first public announcement of the terms of any such issue or grant as is mentioned in Conditions 6.2(f) and 6.2(g) or of the terms of any such modification as is mentioned in Condition 6.2(h). “Applicable Law” means in relation to a Person, all and any: (a) statutes and subordinate legislation; (b) treaties, regulations, ordinances, decrees and directives; (c) by-laws; 6 (d) codes of practice, circulars, guidance notices, judgements and decisions of any competent authority; (e) any present or future common law; and (f) other similar provisions, from time to time. “authorised denomination” has the meaning provided in Condition 1.1. “Authorised Signatories” has the meaning given to it in the Trust Deed. “Bond Documents” means each of the Trust Deed (including the Bonds Guarantees and these Conditions), the Agency Agreement and the Calculation Agency Agreement. “Bondholder” and “holder” means the Person in whose name a Bond is registered in the Register. “Bondholder Taxes” has the meaning provided in Condition 6.8. “business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place. “Cash Conversion Amount” has the meaning provided in Condition 6.1. “Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, and for the avoidance of doubt, a Dividend falling within paragraphs (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend. “Central Securities Depository” means Strate Proprietary Limited (registration number 1998/022242/07), a private company with limited liability incorporated in accordance with the laws of South Africa and registered as a central securities depository operating pursuant to the terms of the Financial Markets Act, or any additional or alternate depository approved by the Issuer. “Change of Control” means the occurrence of an event or series of events whereby (other than pursuant to an Exempt Newco Scheme) any Person and/or Persons acting in concert (as defined under the Companies Act): (a) acquire(s) or becomes entitled to control (or has or have the right to acquire or obtain control of) the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer; or (b) acquire(s) or becomes entitled to control (or has or have the right to acquire or obtain control of) more than 50 per cent. of the issued Ordinary Shares; or (c) obtain(s) the power to appoint and/or remove all or a majority of the members of the board of directors of the Issuer. “Change of Control Conversion Price” has the meaning provided in Condition 6.2(j). “Change of Control Notice” has the meaning provided in Condition 6.7. “Change of Control Period” means the period commencing on the occurrence of a Change of Control and ending 60 calendar days following the Change of Control or, if later, 60 calendar days following the date on which a Change of Control Notice is given to Bondholders as required by Condition 6.7. “Change of Control Put Date” has the meaning provided in Condition 7.5. 7 “Change of Control Put Exercise Notice” has the meaning provided in Condition 7.5. “Clearing Systems” has the meaning provided in Condition 8.9. “Clearing System Business Day” has the meaning provided in Condition 8.9. “Closing Price” means, in respect of an Ordinary Share or any Security, Spin-Off Security, option, warrant or other right or asset on any dealing day in respect thereof, the closing price on the Relevant Stock Exchange in respect thereof on such dealing day of an Ordinary Share or, as the case may be, such Security, Spin-Off Security, option, warrant or other right or asset published by or derived from Bloomberg page HP (or any successor page) (setting “Last Price”, or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Ordinary Share, Security, Spin-Off Security, option, warrant or other right or asset and such Relevant Stock Exchange (all as determined by the Calculation Agent) (and for the avoidance of doubt such Bloomberg page for the Ordinary Shares as at the Issue Date is HAR SJ <Equity>), if available or, in any such case, such other source (if any) as shall be determined to be appropriate by an Independent Adviser on such dealing day, provided that: (a) if on any such dealing day (for the purpose of this definition, the “Affected Day”) such price is not available or cannot otherwise be determined as provided above, the Closing Price of an Ordinary Share, Security, Spin-Off Security, option, warrant, or other right or asset, as the case may be, in respect of such dealing day shall be the Closing Price, determined by the Calculation Agent as provided above, on the immediately preceding dealing day in respect thereof on which the same can be so determined, and further provided that if such immediately preceding dealing day falls prior to the fifth day before the Affected Day, the Closing Price in respect of such dealing day shall be considered to be not capable of being determined pursuant to this proviso (a); and (b) if the Closing Price cannot be determined as aforesaid, the Closing Price of an Ordinary Share, Security, Spin-Off Security, option, warrant or other right or asset, as the case may be, shall be determined as at the Affected Day by an Independent Adviser in such manner as it shall determine to be appropriate, and the Closing Price determined as aforesaid on or as at any dealing day shall, if not in the Relevant Currency, be converted into the Relevant Currency at the Prevailing Rate on such dealing day. “Companies Act” means the Companies Act, 2008 of South Africa. “Conversion Date” has the meaning provided in Condition 6.8. “Conversion Notice” has the meaning provided in Condition 6.8. “Conversion Period” has the meaning provided in Condition 6.1. “Conversion Price” has the meaning provided in Condition 6.1. “Conversion Right” has the meaning given to it in Condition 6.1. “Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date, as determined by the Calculation Agent, provided that: (a) for the purposes of determining the Current Market Price pursuant to Condition 6.2(d) or 6.2(f) in circumstances where the relevant event relates to an issue of Ordinary Shares, if at any time during the said five dealing-day period (which may be on each of 8 such five dealing days) the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and/or during some other part of that period (which may be on each of such five dealing days) the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), in any such case which has been declared or announced, then: (i) if the Ordinary Shares to be issued or transferred and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Ex Date in respect of such Dividend or entitlement (or, where on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), as at the date of first public announcement of such Dividend or entitlement), in any such case, all as determined by the Calculation Agent; or (ii) if the Ordinary Shares to be issued or transferred and delivered (if applicable) do rank for the Dividend or entitlement in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Ex-Date in respect of such Dividend (or entitlement), in any such case, all as determined by the Calculation Agent; (b) for the purposes of any calculation or determination required to be made pursuant to paragraphs (a)(i) or (a)(ii) of the definition of “Dividend”, if on any of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum- the relevant Dividend or cum- the relevant capitalisation giving rise to the requirement to make such calculation or determination, the Volume Weighted Average Price on any such dealing day shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of the relevant Dividend as at the Ex-Date in respect of such Dividend, all as determined by the Calculation Agent; and (c) for any other purpose, if any day during the said five dealing day period was the Ex- Date in relation to any Dividend (or any other entitlement) the Volume Weighted Average Prices that shall have been based on a price cum- such Dividend (or cum-such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Ex-Date in respect of such Dividend or entitlement. “Daily Cash Conversion Amount” has the meaning provided in Condition 6.1. “Daily Conversion Value” has the meaning provided in Condition 6.1. “Daily Net Shares” has the meaning provided in Condition 6.1. “dealing day” means, in respect of the Ordinary Shares or any other Securities, Spin-Off Securities, options, warrants or rights or assets, a day on which the Relevant Stock Exchange is open for business and on which such Ordinary Shares, Securities, Spin-Off Securities, options, warrants or other rights or assets (as the case may be) may be dealt in (other than a day on which such Relevant Stock Exchange is scheduled to or does close prior to its regular

9 weekday closing time), provided that, unless otherwise specified or the context otherwise requires, references to “dealing day” shall be a dealing day in respect of the Ordinary Shares. A “De-listing Event” shall occur if: (a) (other than pursuant to an Exempt Newco Scheme) the Ordinary Shares at any time cease to be admitted to listing and trading on the JSE or the JSE announces that the Ordinary Shares will cease to be admitted to listing and trading on the JSE, unless the Ordinary Shares are already admitted to or are promptly following such cessation admitted to (or, in the case of such an announcement, are promptly following such announcement to be admitted to) listing and/or trading on another internationally recognised, regularly operating and regulated stock exchange; or (b) trading of the Ordinary Shares on the Relevant Stock Exchange is suspended for a period of ten consecutive Exchange Dealing Days, provided that trading of the Ordinary Shares shall not be considered to be suspended on any Exchange Dealing Day on which a general suspension of trading on the Relevant Stock Exchange has occurred or where such suspension is in connection with a Scheme of Arrangement or merger, amalgamation or consolidation relating to the Issuer (and, in any such case, a De-listing Event pursuant to this limb (b) shall be deemed to occur on the last day of such period of ten consecutive Exchange Dealing Days), provided that following the occurrence of a De-listing Event as provided above, no further De- listing may occur unless, in the case of limb (a) above, the Ordinary Shares shall subsequently have been listed and admitted to trading and listing on another internationally recognised, regularly operating and regulated stock exchange or, in the case of limb (b) above, such suspension shall have ceased. “De-listing Event Notice” has the meaning provided in Condition 7.6; “De-listing Event Period” means the period commencing on the occurrence of the De-listing Event and ending 60 days following the De-listing Event or, if later, 60 days following the date on which a De-listing Event Notice is given. “De-listing Event Put Date” has the meaning provided in Condition 7.6; “De-listing Event Put Exercise Notice” has the meaning provided in Condition 7.6; “Deed of Accession” has the meaning provided in the Trust Deed. “Dividend” means any dividend or distribution to Shareholders (including a Spin Off) whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that: (a) where: (i) a Dividend in cash is announced which may at the election of a Shareholder or Shareholders be satisfied by the issue or transfer and delivery of Ordinary Shares or other property or assets, or where an issue or transfer and delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves is announced which may at the election of a Shareholder or Shareholders be satisfied by the payment of cash, then the Dividend or capitalisation in question shall be treated as a Dividend of an amount equal to the greater of (i) the Fair Market Value of such cash amount and (ii) the Current 10 Market Price of such Ordinary Shares or, as the case may be, Fair Market Value of such other property or assets, in any such case as at the Ex-Date in respect of the relevant Dividend or capitalisation or, if later, the date on which the number of Ordinary Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined; or (ii) there shall be (x) any issue or transfer and delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced) or a Dividend in cash is announced that is to be satisfied by the issue or transfer and delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve), or (y) any issue or transfer and delivery of Ordinary Shares or other property or assets by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) that is to be satisfied by the payment of cash (in the case of each of (x) and (y) above other than in circumstances subject to proviso (i) above), then, in the case of (x) the capitalisation or Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Ordinary Shares or, as the case may be, the Fair Market Value of such other property or assets, as at the Ex-Date in respect of the relevant capitalisation or Dividend or, if later, the date on which the number of Ordinary Shares to be issued or transferred and delivered is determined, and, in the case of (y), the capitalisation in question shall be treated as a Dividend of an amount equal to the Fair Market Value of such cash amount as at such Ex-Date; (b) any issue of Ordinary Shares falling within Condition 6.2(a) or 6.2(b) shall be disregarded; (c) any purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Ordinary Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Ordinary Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (converted, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5% the Current Market Price of an Ordinary Share on the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price or where a tender offer is made, on the date of such announcement or the date of first public announcement of such tender offer (and regardless whether or not a price per Ordinary Share, a minimum price per Ordinary Share or a price range or a formula for the determination thereof is or is not announced at such time), in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in the amount by which the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by or on behalf of the Issuer or, as the case may be, any of its Subsidiaries (converted where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105% of such Current Market Price and (ii) the number of Ordinary Shares so purchased, redeemed or bought back, all as determined by the Calculation Agent; 11 (d) if the Issuer, the Guarantors or any of their respective Subsidiaries (or any person on its or their behalf) shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined by an Independent Adviser; (e) where a dividend or distribution is paid or made to Shareholders pursuant to any plan or arrangement implemented by the Issuer for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from a Person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of these Conditions be treated as a dividend or distribution made or paid to Shareholders by the Issuer, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly; (f) where a Dividend in cash is declared which provides for payment by the Issuer to Shareholders in the Relevant Currency or an amount in cash is or may be paid in the Relevant Currency, whether at the option of Shareholders or otherwise, it shall be treated as a Cash Dividend in the amount of such Relevant Currency or, as the case may be, an amount in such Relevant Currency, and in any other case it shall be treated as a Cash Dividend or, as the case may be, an amount in cash in the currency in which it is payable by the Issuer; and (g) a dividend or distribution that is a Spin-Off shall be deemed to be a Dividend paid or made by the Issuer, and any such determination shall be made by the Calculation Agent or, where specifically provided, an Independent Adviser, and in either such case, on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit. “EBITDA” means, in respect of any Person, the consolidated operating profit before income tax for such period, adjusted to reflect the position in relation to operating leases that would have applied immediately prior to 1 January 2019 and the adoption of IFRS 16 (Leases): (a) (to the extent not already excluded) before interest received or receivable and interest paid or payable; (b) (to the extent not already excluded) adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible); (c) (to the extent not already excluded) before deducting any extraordinary costs and before including extraordinary income, Plus (d) dividends received in cash from companies consolidated by the equity accounted method to the extent not already taken into account; and (e) depreciation and amortisation of any property, plant and equipment and intangible assets. “Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail, and (ii) secure electronic transmission containing applicable authorisation codes, passwords and/or authentication keys issued by any Paying, Transfer and Conversion Agent or the Trustee, or another method or system specified by any Paying, Transfer and Conversion Agent or the Trustee as available for use in connection with its services hereunder. 12 “Equity Share Capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution. “Exchange Dealing Day” means a day on which the Relevant Stock Exchange for the Ordinary Shares is open for business (other than a day on which such Relevant Stock Exchange is scheduled to or does close prior to its regular weekday closing time), whether or not such day is a dealing day for the Ordinary Shares. “Ex-Date” means, in relation to any Dividend (including without limitation any Spin-Off), capitalisation, redesignation, reclassification, sub-division, consolidation, issue, grant, offer or other entitlement, unless otherwise defined herein, the first dealing day for the Ordinary Shares on which the Ordinary Shares are traded ex-the relevant Dividend, capitalisation, redesignation, reclassification, sub-division, consolidation, issue, grant, offer or other entitlement on the Relevant Stock Exchange (or, in the case of a Dividend which is a purchase, redemption or buy back of Ordinary Shares (or, as the case may be, any depositary or other receipts or certificates representing Ordinary Shares) pursuant to paragraph (c) (or, as the case may be, paragraph (d)) of the definition of “Dividend”, the date on which such purchase, redemption or buy back is made). “Exempt Newco Scheme” means a Newco Scheme where, immediately after implementation of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (1) admitted to trading on the Relevant Stock Exchange or (2) admitted to listing on such other regulated, regularly operating, recognised stock exchange or securities market as the Issuer or Newco may determine. “Existing Facility” means the syndicated credit facility entered into between, among others, the Issuer, Citibank N.A., London Branch and J.P. Morgan Securities Plc, consisting of: (a) a U.S.$ revolving credit facility agreement, (b) a ZAR revolving credit facility agreement, (c) an AUD revolving credit facility agreement, (d) a ZAR green term facility agreement, and (e) an AUD term facility agreement, in each case, dated 19 June 2026, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time in one or more agreements or instruments. “Existing Shareholders” has the meaning provided in the definition of “Newco Scheme”. “Extraordinary Resolution” has the meaning provided in the Trust Deed. “Fair Market Value” means, with respect to any property as at any date (the “FMV Date”): (a) in the case of a Cash Dividend, the amount of such Cash Dividend, as determined by the Calculation Agent; (b) in the case of any other cash amount, the amount of such cash, as determined by the Calculation Agent; (c) in the case of Securities (including Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Stock Exchange of adequate liquidity (as determined by (if the Calculation Agent determines in its sole discretion it is able to make such determination in its capacity as Calculation Agent) the Calculation Agent or (in any other case) an Independent Adviser), (i) if a daily Volume Weighted Average Price (disregarding for this purpose proviso (b) to the definition thereof) can be determined for such Securities, Spin-Off Securities, options, warrants or other rights or assets, the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin- Off Securities; and

13 (ii) in any other case, the arithmetic mean of the daily Closing Prices of such Securities, Spin-Off Securities, options, warrants or other rights or assets, in the case of both (i) and (ii) during the period of five dealing days on the Relevant Stock Exchange commencing on the FMV Date (or, if later, the date (the “Adjusted FMV Date”) which falls on the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, provided that where such Adjusted FMV Date falls after the fifth day following the FMV Date, the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights or assets shall instead be determined pursuant to paragraph (d) below, and no such Adjusted FMV Date shall be deemed to apply) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded on the Relevant Stock Exchange, all as determined by the Calculation Agent (unless otherwise specified); (d) in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded (as aforesaid) or where otherwise provided in paragraph (c) above to be determined pursuant to this paragraph (d), an amount equal to the fair market value thereof as determined by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price or the like (if any) thereof. Such amounts shall be converted if necessary into the Relevant Currency (if not expressed in the Relevant Currency on the FMV Date (or, as the case may be, the Adjusted FMV Date)) at the Prevailing Rate on the FMV Date (or, as the case may be, the Adjusted FMV Date), as determined by the Calculation Agent. In addition, in the case of (a), (b), (c) and (d) above, the Fair Market Value shall be determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made on account of tax and any associated tax credit. “Final Maturity Date” means 29 September 2031. “Financial Markets Act” means the Financial Markets Act, 2012 of South Africa. “Further Bonds” means any further Bonds issued pursuant to Condition 18 and consolidated and forming a single series with the then outstanding Bonds. “Global Certificate” has the meaning provided in Condition 8.9. “Group” means the Issuer, the Guarantors and their respective Subsidiaries taken as a whole and “member of the Group” shall be construed accordingly. “Guarantee” means in relation to any indebtedness of any person, any obligation of another person to pay such indebtedness including (without limitation) any indemnity against the consequences of a default in the payment of such indebtedness. “IFRS” means the international financial reporting standards as issued by the International Accounting Standards Board as in effect from time to time. “Independent Adviser” means an independent financial institution or adviser with appropriate expertise, which may include the Calculation Agent, appointed by the Issuer at its own expense. “Interest Payment Date” has the meaning provided in Condition 5.1. “Issue Date” means 29 September 2026. 14 “JSE” means the JSE Limited (Registration Number 2005/022939/06), a public company with limited liability incorporated in accordance with the laws of South Africa, and a licensed exchange in terms of the Financial Markets Act, or any exchange which operates as a successor exchange to the JSE in terms of the Financial Markets Act. “Material Subsidiary” means any member of the Group which has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA representing 10.0 per cent. or more of EBITDA of the Group or has gross assets or turnover (excluding intra- group items) representing 10.0 per cent. or more of the gross assets or turnover of the Group, in each case, calculated on a consolidated basis. “Net Share Settlement Calculation Period” has the meaning provided in Condition 6.1. “Number of Net Shares” has the meaning provided in Condition 6.1. “Newco Scheme” means a Scheme of Arrangement which effects the interposition of a limited liability company (“Newco”) between the Shareholders of the Issuer immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and the Issuer; provided that immediately after implementation of the Scheme of Arrangement substantially all of the shareholders of Newco are the Existing Shareholders (or where depositary or other receipts or certificates representing ordinary shares of Newco are issued to the Existing Shareholders, substantially all of the holders of such depositary or other receipts or certificates are the Existing Shareholders) and that all Subsidiaries of the Issuer immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of the Issuer) are Subsidiaries of the Issuer (or of Newco) immediately after the scheme of arrangement. “Newco Scheme Modification” means any amendment to these Conditions and the Trust Deed made pursuant to and in accordance with the provisions of Condition 11(g). “Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off. “Number of Reference Shares” means, in respect of any exercise of Conversion Rights by a Bondholder, the number of Ordinary Shares (rounded down, if necessary, to the nearest whole number) determined by the Calculation Agent by dividing the aggregate principal amount of Bonds which are the subject of such exercise of Conversion Rights by such Bondholder by the Conversion Price in effect on the relevant Conversion Date. “Optional Redemption Date” has the meaning provided in Condition 7.2. “Optional Redemption Notice” has the meaning provided in Condition 7.2. “Parity Value” means, in respect of any dealing day, the amount in U.S. dollars (rounded to the nearest cent, with half a cent being rounded upwards) calculated by the Calculation Agent as follows: 𝑃𝑃𝑃𝑃 = 𝐶𝐶𝐶𝐶 × 𝑈𝑈𝑈𝑈𝑈𝑈 𝑉𝑉𝑉𝑉𝑉𝑉𝑉𝑉 where: PV = the Parity Value in respect of such dealing day; CR = U.S.$200,000 divided by the Conversion Price in effect on such dealing day (which shall be the Change of Control Conversion Price if such Change of Control Conversion Price would apply in respect of any exercise of Conversion Rights in respect of which the Conversion Date would fall on such dealing day), provided 15 that if such dealing day falls on or after the Applicable Date in respect of any adjustment which is required to be made to the Conversion Price (having given effect, for the avoidance of doubt, to Condition 6.6) in circumstances where such adjustment is not yet in effect on such dealing day, the Conversion Price in effect on such dealing day shall for the purpose of this definition only be multiplied by a fraction, the numerator of which is the Conversion Price so adjusted, and the denominator of which is the Conversion Price in effect immediately prior to such adjustment; and USD VWAP = the Volume Weighted Average Price of an Ordinary Share on such dealing day (converted, if not in U.S. dollars, into U.S. dollars at the Prevailing Rate on such dealing day). “Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, unincorporated association, limited liability entity, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity). “Potential Event of Default” has the meaning provided in the Trust Deed. “Prevailing Rate” means, in respect of any pair of currencies on any day, the spot mid-rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that day as appearing on or derived from Bloomberg page “BFIX” (or any successor page) in respect of such pair of currencies. If such rate cannot be determined as aforesaid on such day (for the purpose of this definition, the “Affected Day”), the Prevailing Rate shall be determined mutatis mutandis but with respect to the immediately preceding day on which such rate can be so determined, all as determined by the Calculation Agent, provided that if such immediately preceding day falls prior to the fifth day before the Affected Day, or, if such rate cannot be so determined, the Prevailing Rate shall be determined in such other manner as an Independent Adviser shall prescribe. “Record Date” means the seventh business day, in the place of the specified office of the Registrar, before the due date for the relevant payment. “Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect. “Register” has the meaning provided in Condition 4.1. “Registration Date” means, in respect of any exercise of Conversion Rights, the date on which the Ordinary Shares (or any Additional Ordinary Shares) to be issued or delivered to Bondholders pursuant to these Conditions in respect of such exercise are entered in the securities register of the Issuer and credited to the converting Bondholder as provided in Condition 6.8 (or Condition 6.3). “Regulation S” means Regulation S under the Securities Act of 1933, as amended. “Relevant Currency” means South African Rand or, if at the relevant time or for the purposes of the relevant calculation or determination, (a) the JSE is not the Relevant Stock Exchange in respect of the Ordinary Shares, or (b) the JSE is the Relevant Stock Exchange in respect of the Ordinary Shares but the currency in which the Ordinary Shares are quoted or dealt in on the JSE is no longer South African Rand, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time. “Relevant Date” means, in respect of any Bond, whichever is the later of (a) the date on which payment in respect of it first becomes due and (b) if any amount of the money payable is improperly withheld or refused either the date on which payment in full of the amount 16 outstanding is made or (if earlier) the date falling seven days after the date on which notice is duly given by the Issuer to the Bondholders in accordance with Condition 17 that, upon further surrender of the Certificate representing the Bond, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made as provided in these Conditions. “Relevant Indebtedness” means any present or future indebtedness (whether being principal, interest or other amounts) which is in the form of or evidenced by notes, bonds, debentures, debenture stock, loan stock, certificates or other similar instruments, whether issued for cash or in whole or in part for a consideration other than cash, and which are capable of being or are intended by the issuer thereof to be capable of being, quoted, listed or dealt in or traded on any stock exchange, over-the-counter or other securities market. “Relevant Stock Exchange” means: (a) in the case of Ordinary Shares, the JSE or if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the JSE, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing; and (b) in the case of Securities (other than Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities (other than Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in. “Reserved Matter” means any proposal to: (a) change the Final Maturity Date or the dates on which interest is payable in respect of the Bonds; (b) modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 7 (other than removing the right of the Issuer to redeem the Bonds pursuant to Condition 7.2 or 7.3); (c) reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds; (d) modify the basis for calculating the interest payable in respect of the Bonds; (e) modify the provisions relating to, or cancel, the Conversion Rights (other than pursuant to or as a result of any Newco Scheme Modification) and other than a reduction to the Conversion Price or an increase in the number of Ordinary Shares and/or the Cash Conversion Amount; (f) increase the Conversion Price (other than in accordance with these Conditions and the Trust Deed or pursuant to a Newco Scheme Modification); (g) change the currency of Bonds or any payment in respect of the Bonds; (h) change the governing law of the Bonds or any Bond Document (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14.3 below); (i) modify any provision of the Bonds Guarantee; or (j) modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution.

17 a “Retroactive Adjustment” shall occur in respect of any exercise of Conversion Rights, if (i) the relevant Registration Date in respect thereof shall be after the date which is the record date or other due date for the establishment of entitlement in respect of any consolidation, reclassification, redesignation or sub-division as is mentioned in Condition 6.2(a), or after the record date or other due date for the establishment of entitlement in respect of any such issue, distribution, grant or offer (as the case may be) as is mentioned in Conditions 6.2(b), 6.2(c) (or, in the case of a Dividend which is a purchase, redemption or buy back of Ordinary Shares (or, as the case may be, any depositary or other receipts or certificates representing Ordinary Shares) pursuant to paragraph (c) (or, as the case may be, paragraph (d)) of the definition of “Dividend”, after the date (but only if such date falls prior to the relevant Conversion Date) which is the date on which such purchase, redemption or buy back is made), 6.2(d), 6.2(e) or 6.2(i), or after the date (but only if such date falls prior to the relevant Conversion Date) which is the date of the first public announcement of the terms of any such issue or grant as is mentioned in Conditions 6.2(f) and 6.2(g) or of the terms of any such modification as is mentioned in Condition 6.2(h); and (ii) the relevant Conversion Date shall be before the relevant adjustment to the Conversion Price (if any such adjustment is required to be made, having given effect, for the avoidance of doubt, to Condition 6.6) becomes effective under Condition 6.2. “Scheme of Arrangement” means a scheme of arrangement or analogous proceeding. “Securities” means any securities as defined in section 1 of the Companies Act including, without limitation, Ordinary Shares, or options, warrants or other rights to subscribe for or purchase or acquire Ordinary Shares. “Security Interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction. “Shareholder Resolutions” has the meaning provided in Condition 11(k). “Shareholders” means the holders of Ordinary Shares. “South African Rand” or “ZAR” means the lawful currency for the time being of the Republic of South Africa. “Specified FMV Date” has the meaning provided in Condition 6.2(c)(ii). “Specified Non-Cash Dividend” has the meaning provided in Condition 6.2(c)(ii). “Spin-Off” means: (a) a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or (b) any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted) by any entity (other than the Issuer) to Shareholders as a class or, in the case of or in connection with a Scheme of Arrangement, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with the Issuer or any member of the Group. “Spin-Off Securities” means Equity Share Capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase Equity Share Capital of an entity other than the Issuer. “Subsidiary” has the meaning given to it in the Companies Act. “Taxes” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed or levied by any governmental, financial or other competent 18 authority (and including any penalty payable in connection with any failure to pay, or delay in paying, any of the same) and “Tax” and “Taxation” shall be construed accordingly; “Tax Redemption Date” has the meaning provided in Condition 7.3. “Tax Redemption Notice” has the meaning provided in Condition 7.3. “U.S.$” and “U.S dollar” means the lawful currency for the time being of the United States. “Volume Weighted Average Price” means, in respect of an Ordinary Share or any Security or a Spin-Off Security on any dealing day in respect thereof, the order book volume weighted average price on such dealing day on the Relevant Stock Exchange of an Ordinary Share, Security or a Spin-Off Security, as published by or derived from Bloomberg page HP (or any successor page) (setting Weighted Average Line or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Ordinary Share, Security, or, as the case may be, Spin-Off Security and such Relevant Stock Exchange (and for the avoidance of doubt such Bloomberg page for the Ordinary Shares as at the Issue Date is HAR SJ <Equity>) if any or, in any such case, such other source (if any) as shall be determined to be appropriate by an Independent Adviser on such dealing day, provided that: (a) if on any such dealing day (for the purpose of this definition, the “Affected Day”) such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security or Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day in respect thereof on which the same can be so determined and further provided that if such immediately preceding dealing day falls prior to the fifth day before the Affected Day, the Volume Weighted Average Price in respect of such dealing day shall be considered to be not capable of being determined pursuant to this paragraph (a); and (b) if the Volume Weighted Average Price cannot be determined as aforesaid, the Volume Weighted Average Price of an Ordinary Share, Security or Spin-Off Security, as the case may be, shall be determined as at the Affected Day by an Independent Adviser in such manner as it shall determine to be appropriate, and the Volume Weighted Average Price determined as aforesaid on or as at any dealing day shall, if not in the Relevant Currency, be converted into the Relevant Currency at the Prevailing Rate on such dealing day. “Weighted Average Life to Maturity” means, when applied to any indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying: (i) the amount of each then remaining instalment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth, with one-twenty-fourth being rounded upward) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such indebtedness. “Withholding” has the meaning provided in Condition 9. 3.2 Interpretation (a) References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory 19 instrument, order or regulation made thereunder or under such modification or re- enactment. (b) References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant. (c) In making any calculation or determination of Closing Price, Current Market Price Volume Weighted Average Price, such adjustments (if any) shall be made as (if the Calculation Agent determines in its sole discretion it is capable of making such determination in its capacity as Calculation Agent) the Calculation Agent or (in any other case) an Independent Adviser (as applicable) considers appropriate to reflect any consolidation or sub-division of the Ordinary Shares, or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event. (d) For the purposes of Conditions 6.1, 6.2, 6.3, 6.8, 6.9 and 11 only: (i) references to the “issue” of Ordinary Shares or Ordinary Shares being “issued” shall, if not otherwise expressly specified in these Conditions, include the transfer and/or delivery of Ordinary Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any member of the Group; and (ii) Ordinary Shares held by or on behalf of the Issuer or any member of the Group (and which, in the case of Condition 6.2(d), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued” or entitled to receive any Dividend, right or other entitlement. (e) References in these Conditions to principal in respect of the Bonds shall, unless the context otherwise requires, be deemed to include any premium and any other amount (other than interest) which may be payable by the Issuer in respect of the Bonds. (f) If the Issuer or a Guarantor becomes subject at any time to any taxing jurisdiction other than South Africa, Jersey or Australia, respectively, references in these Conditions to South Africa, Jersey or Australia shall be construed as references to South Africa, Jersey or Australia (as the case may be) and/or such other jurisdiction. 4. REGISTRATION AND TRANSFER OF BONDS 4.1 Registration The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds. 4.2 Transfer Bonds may, subject to the terms of the Agency Agreement and to Conditions 4.3 and 4.4, be transferred in authorised denominations by lodging the Certificate evidencing the relevant Bonds (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent. 20 No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named Person (or Persons, not exceeding four in number). The Registrar will within seven business days, in the place of the specified office of the Registrar, of any duly made application for the transfer of a Bond, register the relevant transfer in the Register and deliver a new Certificate to the transferee (and, in the case of a transfer of part only of the Bonds evidenced by a Certificate, deliver a Certificate for the untransferred balance to the transferor) at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Certificate by uninsured mail to such address as the transferee or, as the case may be, the transferor may request. 4.3 Formalities Free of Charge Such transfer will be effected without charge subject to (a) the Person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, to the satisfaction of the Issuer and the Registrar (b) the Registrar being satisfied with the documents of title and/or identity of the Person making the application and (c) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee (and as initially set out in the Agency Agreement). 4.4 Closed Periods Neither the Issuer nor the Registrar will be required to register the transfer of any Bond: (a) during the period of 15 days ending on and including the day immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7.2 or 7.3; (b) in respect of which a Conversion Notice has been delivered in accordance with Condition 6.1; (c) in respect of which a Bondholder has exercised its right to require redemption pursuant to Condition 7.5 or 7.6; or (d) during the period of 15 days ending on (and including) any Record Date in respect of any payment of interest on the Bonds. 5. INTEREST 5.1 Interest Rate The Bonds bear interest from (and including) the Issue Date at the rate of 1.500 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in arrear in equal instalments on 29 March and 29 September in each year (each an “Interest Payment Date”), commencing with the Interest Payment Date falling on 29 March 2027 and ending on the Final Maturity Date. Where interest is required to be calculated for any period which is shorter than an Interest Period, it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the number of days elapsed. “Interest Period” means the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date. 5.2 Accrual of Interest Each Bond will cease to bear interest: (a) where the Conversion Right shall have been exercised by a Bondholder, from (and including) the Interest Payment Date immediately preceding the relevant Conversion

21 Date or, if none, the Issue Date (subject in any such case as provided in Condition 6.10); or (b) where such Bond is redeemed or repaid pursuant to Condition 7 or Condition 10, from (and including) the due date for redemption or repayment thereof unless, upon due presentation thereof, payment of the principal in respect of the Bond is improperly withheld or refused, in which event interest will continue to accrue at the rate specified in Condition 5.1 (both before and after judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Bond up to (but excluding) that day are received by or on behalf of the relevant holder, and (ii) the day seven days after the Trustee or the Principal Paying, Transfer and Conversion Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions). 6. CONVERSION OF BONDS 6.1 Conversion Right and Net Share Settlement Conversion Rights and Conversion Price Subject as provided in these Conditions, each Bond shall as an inseparable term entitle the holder (a “Conversion Right”) to convert such Bond at its principal amount and receive: (a) a number of new and/or existing Ordinary Shares equal to the Number of Reference Shares in respect of such exercise of the Conversion Right (subject to Condition 6.3); or (b) if the Issuer makes a Net Share Settlement Election in respect of such exercise: (i) a cash amount in an amount equal to the Cash Conversion Amount in respect of such exercise; and (ii) a number of new and/or existing Ordinary Shares equal to the Number of Net Shares (if any) in respect of such exercise, in each case as provided below. Any such exercise of the Conversion Right shall effect redemption of such Bond by the Issuer against (in the case of (a) above) issuance or transfer and delivery of the relevant number of new and/or existing Ordinary Shares or (in the case of (b) above) payment of the relevant Cash Conversion Amount and issuance or transfer and delivery of the relevant number of new and/or existing Ordinary Shares, in each case to or as directed by such Bondholder. A Bondholder may exercise the Conversion Right in respect of a Bond by delivering the Certificate evidencing such Bond (together with a Conversion Notice (as defined below)) to the specified office of any Paying, Transfer and Conversion Agent in accordance with Condition 6.8 and making any payment required to be made as provided in Condition 6.8. Subject to and as provided in these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from (and including) 9 November 2026 to (and including): (a) the date falling 30 London and Johannesburg business days prior to the Final Maturity Date; or 22 (b) if such Bond is to be redeemed pursuant to Condition 7.2 or 7.3 prior to the Final Maturity Date, (i) the date falling 30 London and Johannesburg business days before the date fixed for redemption thereof pursuant to Condition 7.2 or 7.3, or (ii) if there shall be a default in making payment in respect of such Bond on any such date fixed for redemption, the earlier of (A) the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given by the Issuer or the Guarantors to the Bondholders in accordance with Condition 17 and to the Trustee and (B) the Final Maturity Date, provided that, in each case, if such final date for the exercise of Conversion Rights is not a London and Johannesburg business day, then the period for exercise of Conversion Rights by Bondholders shall end on (and include) the immediately preceding London and Johannesburg business day. Following a default in making payment in respect of a Bond which is to be redeemed pursuant to Condition 7.2 or 7.3 prior to the Final Maturity Date, payment of any outstanding amounts shall be made on the date falling seven London and Johannesburg business days after the end of the Conversion Period, as determined pursuant to paragraph (b)(ii) above. Conversion Rights may not be exercised (a) following the giving of notice by the Trustee pursuant to Condition 10 that the Bonds are immediately due and payable, or (b) in respect of a Bond in respect of which the relevant Bondholder has exercised its right to require the Issuer to redeem that Bond pursuant to Condition 7.5 or Condition 7.6. Save in the circumstances provided in Condition 6.10, Conversion Rights may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period from (and including) the Record Date in respect of any payment of interest on the Bonds to (and including) the relevant Interest Payment Date. The period during which Conversion Rights may be exercised by a Bondholder is referred to as the “Conversion Period”. Conversion Rights are not exercisable in respect of any specific Ordinary Shares and no Ordinary Shares have been or will be charged, placed in custody or otherwise set aside to secure or satisfy the obligations of the Issuer in respect of the Ordinary Shares. Conversion Rights may only be exercised in respect of the whole of an authorised denomination (or any integral multiple thereof). Fractions of Ordinary Shares will not be issued or transferred and delivered on the exercise of Conversion Rights or pursuant to Condition 6.3 and no cash payment or other adjustment will be made in lieu thereof. If the Conversion Right in respect of more than one Bond is exercised at any one time pursuant to any one Conversion Notice such that Ordinary Shares to be issued or transferred and delivered on conversion or pursuant to Condition 6.3 are to be registered in the name of the same Person, the number of such Ordinary Shares to be issued or transferred and delivered in respect thereof shall be calculated by the Calculation Agent in accordance with the definition of “Number of Reference Shares” on the basis of the aggregate principal amount of such Bonds being so converted (rounded down, if necessary, to the nearest whole number of Ordinary Shares). The Issuer will procure that any Ordinary Shares to be issued or transferred and delivered on the exercise of the Conversion Rights, and/or, as the case may be, any Cash Conversion Amount to be paid on the exercise of the Conversion Rights in respect of which the Issuer has made a Net Share Settlement Election, as an inseparable term of the Bond will be issued or transferred and delivered and/or, as the case may be, paid, to such Person as is specified for such purpose by the holder of the Bonds in the relevant Conversion Notice. 23 The initial conversion price is U.S.$25.7519 per Ordinary Share. The conversion price is subject to adjustment in the circumstances described in Condition 6.2 (the initial conversion price so adjusted from time to time, the “Conversion Price”). Net Share Settlement Upon any exercise of Conversion Rights by a Bondholder, the Issuer, at its discretion, may make an election (a “Net Share Settlement Election” in respect of such exercise), by giving notice (a “Net Share Settlement Election Notice”) in respect of such exercise to the relevant Bondholder by not later than the relevant Net Share Settlement Election Exercise Date, to satisfy such exercise of Conversion Rights by a Bondholder by: (a) paying to the relevant Bondholder the relevant Cash Conversion Amount; and (b) delivering to the relevant Bondholder a number of new and/or existing Ordinary Shares equal to the Number of Net Shares (if any). In such case, the Issuer shall (i) pay such Cash Conversion Amount by not later than the later of (x) the fifth London and Johannesburg business day following the last day of the Net Share Settlement Calculation Period and (y) the third London and Johannesburg business day following the first London and Johannesburg business day on which the Cash Conversion Amount is capable of being determined in accordance with these Conditions, by transfer to a U.S. dollar account specified by the relevant Bondholder in the relevant Conversion Notice and (ii) deliver such number of new and/or existing Ordinary Shares as is equal to the Number of Net Shares (if any) as provided in Condition 6.8. A Net Share Settlement Election Notice shall be given to the relevant Bondholder to the email address specified for this purpose by such Bondholder in the relevant Conversion Notice, and to the Principal Paying, Transfer and Conversion Agent and the Calculation Agent. For the purposes of these Conditions: “Cash Conversion Amount” means, in respect any exercise of Conversion Rights in respect of which the Issuer has made a Net Share Settlement Election, the amount in U.S. dollars equal to the sum (rounded to the nearest cent, with half a cent being rounded upwards) of the Daily Cash Conversion Amounts in respect of each dealing day in the Net Share Settlement Calculation Period in respect of such exercise. “Daily Cash Conversion Amount” means, in respect of any exercise of Conversion Rights in respect of which the Issuer has made a Net Share Settlement Election and any dealing day comprised in the Net Share Settlement Calculation Period in respect of such exercise, the amount in U.S. dollars (rounded to the nearest cent, with half a cent being rounded upwards) equal to the lesser of: (i) one-twentieth of the aggregate principal amount of the Bonds the subject of such exercise; and (ii) the Daily Conversion Value in respect of such exercise and such dealing day, as determined by the Calculation Agent. “Daily Conversion Value” means, in respect of any exercise of Conversion Rights in respect of which the Issuer has made a Net Share Settlement Election and any dealing day comprised in the Net Share Settlement Calculation Period in respect of such exercise, the amount in U.S. dollars (rounded to the nearest cent, with half a cent being rounded upwards) determined by the Calculation Agent in accordance with the following formula: 𝑅𝑅𝑅𝑅 × 𝑈𝑈𝑈𝑈𝑈𝑈 𝑉𝑉𝑉𝑉𝑉𝑉𝑉𝑉 20 where: RS means the Number of Reference Shares in respect of such exercise; and 24 USD VWAP means the Volume Weighted Average Price of an Ordinary Share on such dealing day (converted, if not in U.S. dollars, into U.S. dollars at the Prevailing Rate on such dealing day), provided that: (a) if any Dividend (other than a Dividend which is a purchase, redemption or buy back of Ordinary Shares (or, as the case may be, any depositary or other receipts or certificates representing Ordinary Shares) pursuant to paragraph (c) (or, as the case may be, paragraph (d) of the definition of “Dividend”) or other entitlement in respect of the Ordinary Shares is announced, whether on or prior to or after the relevant Conversion Date, in circumstances where (i) the record date or other due date for the establishment of entitlement in respect of such Dividend or other entitlement shall be on or after the Conversion Date in respect of such exercise and (ii) such dealing day falls on or after the Ex-Date in respect of such Dividend or other entitlement, then the Volume Weighted Average Price of an Ordinary Share on such dealing day shall (x) (if such Dividend or other entitlement (in each case other than a Cash Dividend) gives rise to an adjustment to the Conversion Price pursuant to Condition 6.2(a), 6.2(b), 6.2(c), 6.2(d), 6.2(e) or 6.2(i) divided by the adjustment factor applied to the Conversion Price in respect of such adjustment as determined in accordance with Condition 6.2(a), 6.2(b), 6.2(c), 6.2(d), 6.2(e) or 6.2(i), as the case may be (and disregarding for this purpose Condition 6.6), or (y) (in any other case) increased by an amount equal to the Fair Market Value of such Dividend or other entitlement per Ordinary Share as at the Ex-Date in respect of such Dividend or entitlement, all as determined by the Calculation Agent; and (b) if (x) the Conversion Date in respect of such exercise falls (I) after the date which is (i) the record date or other due date for the establishment of entitlement in respect of any consolidation, reclassification, redesignation or sub- division as is mentioned in Condition 6.2(a), or (ii) the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Conditions 6.2(b), 6.2(c) (or, in the case of a Dividend which is a purchase, redemption or buy back of Ordinary Shares (or, as the case may be, any depositary or other receipts or certificates representing Ordinary Shares) pursuant to paragraph (c) (or, as the case may be, paragraph (d)) of the definition of “Dividend”, the date on which such purchase, redemption or buy back is made), 6.2(d), 6.2(e) or 6.2(i), or (iii) the date of the first public announcement of the terms of any such issue or grant as is mentioned in Conditions 6.2(f) and 6.2(g) or of the terms of any such modification as is mentioned in Condition 6.2(h), and (II) before the relevant adjustment to the Conversion Price becomes effective under Condition 6.2 (if any such adjustment is required to be made, having given effect, for the avoidance of doubt, to Condition 6.6), and (y) such dealing day falls on or after

25 the Applicable Date in respect of such adjustment, then the Volume Weighted Average Price of an Ordinary Share on such dealing day shall be multiplied by a fraction, the numerator of which is the Conversion Price in effect immediately prior to such adjustment, and the denominator of which is the Conversion Price so adjusted, all as determined by the Calculation Agent, provided that, if any doubt shall arise as to the calculation of the Daily Conversion Value or if such amount cannot be determined as provided above, the Daily Conversion Value shall be equal to such amount as is determined in such other manner as an Independent Adviser shall consider in good faith to be appropriate to give the intended result. “Daily Net Shares” means, in respect of any exercise of Conversion Rights in respect of which the Issuer has made a Net Share Settlement Election and any dealing day (i) comprised in the Net Share Settlement Calculation Period in respect of such exercise and (ii) in respect of which the Daily Conversion Value exceeds one-twentieth of the aggregate principal amount of the Bonds the subject of such exercise, the number of Ordinary Shares (rounded to the nearest integral multiple of 0.0001 Ordinary Share, with 0.00005 Ordinary Share being rounded upwards) determined by the Calculation Agent in accordance with the following formula: where: 𝐷𝐷𝐷𝐷𝐷𝐷 − ( 1 × 𝑃𝑃𝑃𝑃) 20 𝑈𝑈𝑈𝑈𝑈𝑈 𝑉𝑉𝑉𝑉𝑉𝑉𝑉𝑉 DCV means the Daily Conversion Value in respect of such exercise of Conversion Rights and such dealing day; PA means the aggregate principal amount of the Bonds the subject of such exercise; and USD VWAP means the Volume Weighted Average Price of an Ordinary Share on such dealing day (converted, if not in U.S. dollars, into U.S. dollars at the Prevailing Rate on such dealing day), provided that if (I) the record date or other due date for the establishment of entitlement in respect of any Dividend (other than a Dividend which is a purchase, redemption or buy back of Ordinary Shares (or, as the case may be, any depositary or other receipts or certificates representing Ordinary Shares) pursuant to paragraph (c) (or, as the case may be, paragraph (d) of the definition of “Dividend”) or other entitlement in respect of the Ordinary Shares falls on or after the Conversion Date and prior to the Registration Date in each case in respect of such exercise, and (II) such dealing day falls prior to the Ex- Date in respect of such Dividend or other entitlement, then the USD VWAP determined as aforesaid shall be (x) (if such Dividend or other entitlement (in each case other than a Cash Dividend) gives rise to an adjustment to the Conversion Price pursuant to Condition 6.2(a), 6.2(b), 6.2(c), 6.2(d), 6.2(e) or 6.2(i) multiplied by the adjustment factor applied to the Conversion Price in respect of such adjustment as determined in accordance with Condition 6.2(a), 6.2(b), 6.2(c), 6.2(d), 6.2(e) or 6.2(i), as the case may be (and disregarding for this purpose Condition 6.6), or (y) (in any other case) decreased by an amount equal to the Fair Market Value of such Dividend or other entitlement per Ordinary Share as at the Ex-Date in respect of such Dividend or entitlement (converted, if not in U.S. dollars, into U.S. dollars 26 at the Prevailing Rate on such dealing day), all as determined by the Calculation Agent, provided that, if any doubt shall arise as to the calculation of the Daily Net Shares or if such amount cannot be determined as provided above, the Daily Net Shares shall be equal to such amount as is determined in such other manner as an Independent Adviser shall consider in good faith to be appropriate to give the intended result. For the avoidance of doubt, if on any dealing day the Daily Net Shares as calculated in accordance with the above formula is negative, the Daily Net Shares on such dealing day shall be deemed to be zero. “Net Share Settlement Calculation Period” means, in respect of any exercise of Conversion Rights in respect of which the Issuer has made a Net Share Settlement Election, the period of 20 consecutive dealing days commencing on (and including) the second dealing day immediately following the Net Share Settlement Election Exercise Date in respect of such exercise. “Net Share Settlement Election Exercise Date” means, in respect of any exercise of Conversion Rights, the date falling three Johannesburg business days following the Conversion Date in respect of such exercise. “Number of Net Shares” means the sum of the Daily Net Shares (if any) determined by the Calculation Agent in respect of each dealing day comprised in the Net Share Settlement Calculation Period, rounded down, if necessary, to the nearest whole number. 6.2 Adjustment of Conversion Price Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted by the Calculation Agent as follows: (a) Consolidation, reclassification, redesignation or subdivision If and whenever there shall be a consolidation, reclassification, redesignation or subdivision affecting the number of Ordinary Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following adjustment factor: 𝐴𝐴 𝐵𝐵 where: A is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and B is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this Condition 6.2(a), the date on which the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect (or, if later, the Johannesburg business day immediately following the record date or other due date for the establishment of entitlement in respect of such consolidation, reclassification, redesignation or subdivision, as the case may be). (b) Capitalisation of profits or reserves 27 If and whenever the Issuer shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve), other than an issue of Ordinary Shares constituting a Dividend pursuant to paragraph (a) of the definition thereof, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following adjustment factor: 𝐴𝐴 𝐵𝐵 where: A is the aggregate number of Ordinary Shares in issue immediately before such issue; and B is the aggregate number of Ordinary Shares in issue immediately after such issue. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this Condition 6.2(b), the date of issue of such Ordinary Shares. (c) Dividends (i) Dividends (other than Specified Non-Cash Dividends) If and whenever the Issuer shall declare, announce, make or pay any Dividend (other than any Specified Non-Cash Dividend), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following adjustment factor: 𝐴𝐴 − 𝐵𝐵 𝐴𝐴 where: A is the Current Market Price of one Ordinary Share on the Ex-Date in respect of such Dividend; and B is the Fair Market Value of the aggregate Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Issuer or any member of the Group, as provided for in paragraph (c) of the definition of “Dividend”, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back). Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this Condition 6.2(c)(i), the date which is the later of (i) the Ex-Date of such Dividend, (ii) the Johannesburg business day immediately following the record date or other due date for the establishment of entitlement (if any) in respect of such Dividend and (iii) the first date upon which the 28 Fair Market Value of the relevant Dividend is capable of being determined as provided herein. For the purposes of this Condition 6.2(c)(i), the Fair Market Value of any Dividend shall (subject as provided in the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Ex-Date in respect of such Dividend. In making any calculations for the purposes of this Condition 6.2(c)(i), such adjustments (if any) shall be made as the Calculation Agent may determine in good faith to be appropriate to reflect any consolidation or sub-division of any Ordinary Shares or the issue of Ordinary Shares by way of capitalisation of profits or reserves (or any like or similar event) or any increase in the number of Ordinary Shares in issue. (ii) Specified Non-Cash Dividends If and whenever the Issuer shall declare, announce, make or pay any Specified Non- Cash Dividend, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the relevant Effective Date by the following adjustment factor: 𝐴𝐴 𝐴𝐴 + 𝐵𝐵 where: A is the Fair Market Value of one Ordinary Share as at the Specified FMV Date; and B is the portion of the Fair Market Value of the aggregate Specified Non-Cash Dividend (as at the Ex-Date in respect thereof) attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Specified Non-Cash Dividend (as at the Ex-Date in respect thereof) by the number of Ordinary Shares entitled to receive the relevant Specified Non-Cash Dividend. Such adjustment shall become effective on the relevant Effective Date. “Effective Date” means, in respect of this Condition 6.2(c)(ii), the date which is the later of (i) the Ex-Date of such Specified Non-Cash Dividend, (ii) the Johannesburg business day immediately following the record date (or other due date for the establishment of entitlement) for such Specified Non-Cash Dividend, and (iii) the first date upon which the adjusted Conversion Price is capable of being determined as provided herein. “Specified FMV Date” means, in respect of any Specified Non-Cash Dividend, (i) the Ex-Date in respect of such Specified Non-Cash Dividend or (ii) if an Adjusted FMV Date applies for the purpose of determining the Fair Market Value of such Specified Non-Cash Dividend as at the Ex-Date thereof, such Adjusted FMV Date. “Specified Non-Cash Dividend” means any Non-Cash Dividend (i) which is a dividend or distribution of Securities (other than Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Stock Exchange of adequate liquidity (as determined by the Calculation Agent (if the Calculation Agent determines in its sole discretion that it is able to make such determination in its capacity as Calculation Agent) or an Independent Adviser (in any other case)) and (ii) in respect of which the Fair Market Value thereof as at the Ex-Date thereof can be determined pursuant to limb (c) of the definition of “Fair Market Value”.

29 (d) Rights issues If and whenever the Issuer shall issue Ordinary Shares to Shareholders as a class by way of rights, or the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, Person or entity shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a consideration receivable per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as is determined pursuant to the definition of “C” and to the proviso below) which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Ex-Date in respect of the relevant issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following adjustment factor: 𝐴𝐴 + 𝐵𝐵 𝐴𝐴 + 𝐶𝐶 where: A is the number of Ordinary Shares in issue on such Ex-Date; B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share; and C is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if, on the Ex-Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6.2(d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at such Ex-Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on such Ex-Date. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this Condition 6.2(d) the later of (i) the Ex-Date in respect of the relevant issue or grant, (ii) the Johannesburg business day immediately following the record date or other due date for the establishment of entitlement in respect of such issue or grant and (iii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(d). (e) Issue of Securities to Shareholders 30 If and whenever the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, Person or entity shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Ordinary Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following adjustment factor: 𝐴𝐴 − 𝐵𝐵 𝐴𝐴 where: A is the Current Market Price of one Ordinary Share on the Ex-Date in respect of the relevant issue or grant; and B is the Fair Market Value on such Ex-Date of the portion of the rights attributable to one Ordinary Share. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this Condition 6.2(e), the later of (i) the Ex-Date in respect of the relevant issue or grant, (ii) the Johannesburg business day immediately following the record date or other due date for the establishment of entitlement in respect of such issue or grant and (iii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(e). (f) Issue of Ordinary Shares at below Current Market Price If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 6.2(d) above) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued on conversion of the Bonds (which term shall for this purpose include any Further Bonds) or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or rights to otherwise acquire Ordinary Shares and other than where it is determined to constitute a Dividend pursuant to paragraph (a) of the definition “Dividend”) or if and whenever the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, Person or entity shall issue or grant (otherwise than as mentioned in Condition 6.2(d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares (other than the Bonds, which term shall for this purpose include any Further Bonds, and otherwise as mentioned in Condition 6.2(g) below), in each case at a consideration receivable per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as determined by reference to the proviso below) which is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following adjustment factor: 31 𝐴𝐴 + 𝐵𝐵 𝐴𝐴 + 𝐶𝐶 where: A is the number of Ordinary Shares in issue immediately before the date of first public announcement of the terms of such issue of such Ordinary Shares or the grant of such options, warrants or other rights as provided above; B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share; and C is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if, on the date of first public announcement of the terms of such issue or grant (as used in this Condition 6.2(f), the “Specified Date”), such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6.2(f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this Condition 6.2(f), the later of (i) the date of issue of such Ordinary Shares or, as the case may be, the issue or grant of such options, warrants or rights, and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(f). (g) Other issues If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of the Group) any other company, Person or entity (otherwise than as mentioned in Conditions 6.2(d), 6.2(e) or 6.2(f) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term for this purpose shall exclude any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified or redesignated as Ordinary Shares, and the consideration per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as is determined pursuant to “C” and the proviso below) receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following adjustment factor: 𝐴𝐴 + 𝐵𝐵 𝐴𝐴 + 𝐶𝐶 32 where: A is the number of Ordinary Shares in issue immediately before the date of first public announcement of the terms of such issue or grant of such Securities; B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such reclassification or redesignation would purchase at such Current Market Price per Ordinary Share; and C is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription, purchase or acquisition attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such reclassification or redesignation, provided that if, on the date of first public announcement of the terms of such issue of such Securities (or terms of such grant) (as used in this paragraph, the “Specified Date”), such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified or redesignated or at such other time as may be provided), then for the purposes of this Condition 6.2(g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification or redesignation had taken place on the Specified Date. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this Condition 6.2(g), the later of (i) date of issue of such Securities or, as the case may be, the grant of such rights, and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(g). (h) Modification of rights If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the Bonds, which term shall for this purpose include any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Ordinary Shares (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as is determined pursuant to the definition of “C” and the proviso below) receivable upon such conversion, exchange, subscription, purchase or acquisition has been reduced and is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following adjustment factor:

33 𝐴𝐴 + 𝐵𝐵 𝐴𝐴 + 𝐶𝐶 where: A is the number of Ordinary Shares in issue immediately before the date of first public announcement of the terms for such modification; B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and C is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as (if the Calculation Agent determines in its sole discretion it is capable of making such determination in its capacity as Calculation Agent) the Calculation Agent or (in any other case) an Independent Adviser shall consider appropriate for any previous adjustment under this Condition 6.2(h) or Condition 6.2(g) above; provided that if, on the date of the first public announcement of the terms of such modification (as used in this Condition 6.2(h), the “Specified Date”), such number of Ordinary Shares to be issued is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this Condition 6.2(h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this Condition 6.2(h), the later of (i) date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities, and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(h). (i) Certain arrangements If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of the Group) any other company, Person or entity shall offer any Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under Conditions 6.2(b), 6.2(c), 6.2(d), 6.2(e), 6.2(f) or 6.2(g) above or Condition 6.2(j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant date)) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the Effective Date by the following adjustment factor: 34 𝐴𝐴 − 𝐵𝐵 𝐴𝐴 where: A is the Current Market Price of one Ordinary Share on the Ex-Date in respect of the relevant offer; and B is the Fair Market Value on such Ex-Date of the portion of the relevant offer attributable to one Ordinary Share. Such adjustment shall become effective on the Effective Date. “Effective Date” means, in respect of this Condition 6.2(i), the later of (i) Ex-Date in respect of the relevant rights, (ii) the Johannesburg business day immediately following the record date or other due date for the establishment of entitlement in respect of such rights and (iii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(i). (j) Change of Control If a Change of Control shall occur, then upon any exercise of Conversion Rights where the Conversion Date falls (a) during the Change of Control Period or (b) on a date following the giving by the Issuer of an Optional Redemption Notice pursuant to Condition 7.2(a) in circumstances where the precondition specified in Condition 7.2(a) would not have been satisfied assuming (solely for the purpose of this proviso (b)) that the Parity Value in respect of the relevant dealing days had been determined only on the basis of the Conversion Price in effect (but not using the Change of Control Conversion Price where applicable), the Conversion Price (the “Change of Control Conversion Price”) applicable solely in respect of such exercise of Conversion Rights shall be determined as set out below: where: 𝐶𝐶𝐶𝐶𝐶𝐶𝐶𝐶𝐶𝐶 = 𝑂𝑂𝑂𝑂𝑂𝑂 (1 + 𝐶𝐶𝐶𝐶 × 𝑐𝑐) 𝑡𝑡 COCCP means the Change of Control Conversion Price; OCP means the Conversion Price in effect on the relevant Conversion Date; CP means 40 per cent; c means the number of days from and including the date the Change of Control occurs to but excluding the Final Maturity Date; and t means the number of days from and including the Issue Date to but excluding the Final Maturity Date. (k) Other adjustments If, following consultation with the Calculation Agent, the Issuer determines that, or is uncertain as to whether, an adjustment should be made to the Conversion Price (or that a determination should be made as to whether an adjustment should be made) as a result of one or more circumstances not referred to above in this Condition 6.2 (even if the relevant circumstance is specifically excluded from the operation of Conditions 6.2(a) to 6.2(j) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Adviser to determine, in consultation with the Calculation Agent (if different), as soon as practicable what adjustment (if any) to the Conversion Price is 35 fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Condition 6.2(k) if such Independent Adviser is so requested to make such determination as soon as practicable after the date on which the relevant circumstance arises and if the adjustment would result in a reduction to the Conversion Price. Notwithstanding the foregoing provisions: (a) where the events or circumstances giving rise to any adjustment pursuant to this Condition 6.2 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer (following consultation with the Calculation Agent), a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined by an Independent Adviser to be in its opinion appropriate to give the intended result; and (b) such modification shall be made to the operation of these Conditions as may be determined by an Independent Adviser, in consultation with the Calculation Agent (if different), to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof (or of the circumstance giving rise thereto) shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once; and (c) other than pursuant to Condition 6.2(a), no adjustment shall be made that would result in an increase to the Conversion Price. For the purpose of any calculation of the consideration receivable or price pursuant to Conditions 6.2(d), 6.2(f), 6.2(g) and 6.2(h), the following provisions shall apply: (i) the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash; (ii) (A) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities (whether on one or more occasions) and (B) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Ex-Date as referred to in Condition 6.2(d), or the relevant date of first public announcement referred to in Conditions 6.2(f), 6.2(g) or 6.2(h), as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of 36 such options, warrants or rights and (C) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate, all as determined by the Calculation Agent; (iii) if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency (other than in circumstances where such consideration is also expressed in the Relevant Currency, in which case such consideration shall be treated as expressed in the Relevant Currency in an amount equal to the amount of such consideration when so expressed in the Relevant Currency), it shall be converted by the Calculation Agent into the Relevant Currency at the Prevailing Rate on the relevant Ex-Date (in the case of paragraph (i) above or for the purpose of Condition 6.2(d)) or the relevant date of first public announcement (for the purpose of Conditions 6.2(f), 6.2(g) or 6.2(h)); (iv) in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or such other Securities or options, warrants or rights, or otherwise in connection therewith; (v) the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity; (vi) if as part of the same transaction, Ordinary Shares shall be issued or issuable for a consideration receivable in more than one or in different currencies then the consideration receivable per Ordinary Share shall be determined by dividing the aggregate consideration (determined as aforesaid and converted, if and to the extent not in the Relevant Currency, into the Relevant Currency as aforesaid) by the aggregate number of Ordinary Shares so issued; and (vii) references in these Conditions to “cash” includes any promise or undertaking to pay cash or any release or extinguishment of, or set-off against, a liability or obligation to pay a cash amount. 6.3 Retroactive Adjustments If a Retroactive Adjustment occurs in relation to any exercise of Conversion Rights (other than any exercise of Conversion Rights in respect of which the Issuer has made a Net Share Settlement Election), then the Issuer shall procure that there shall be issued or transferred and delivered to the converting Bondholder, in accordance with the instructions contained in the relevant Conversion Notice, such additional number of Ordinary Shares (if any) as determined by (if the Calculation Agent determines in its sole discretion it is capable of making such determination in its capacity as Calculation Agent) the Calculation Agent or (in any other case) an Independent Adviser (the “Additional Ordinary Shares”) as, together with the Ordinary Shares to be issued or transferred and delivered on conversion of the relevant Bond (together with any fraction of an Ordinary Share not so issued or transferred and delivered), is equal to the number of Ordinary Shares which would have been required to be issued or transferred and delivered on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date, as

37 determined by the Calculation Agent or an Independent Adviser (as the case may be); provided that in the case of a Retroactive Adjustment arising in respect of a consolidation, the Ordinary Shares to be transferred and delivered to the relevant holder shall be reduced to that number of Ordinary Shares which would have been required to be issued or transferred and delivered on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date and provided further that, for the avoidance of doubt, if in the case of a Retroactive Adjustment arising in respect of Conditions 6.2(b), 6.2(c), 6.2(d), 6.2(e) or 6.2(i), the relevant Bondholder shall be entitled to receive the relevant Ordinary Shares, Dividends or Securities in respect of the Ordinary Shares to be issued or delivered to it, then the relevant Bondholder shall not be entitled to receive Additional Ordinary Shares in relation thereto. 6.4 Decision of an Independent Adviser or Calculation Agent Adjustments to the Conversion Price shall be determined and calculated by the Calculation Agent upon request from the Issuer, and/or to the extent so specified in these Conditions, by an Independent Adviser. Adjustments to the Conversion Price calculated by the Calculation Agent or, where applicable, an Independent Adviser and any other determinations or calculations made by the Calculation Agent or an Independent Adviser or an opinion of an Independent Adviser pursuant to these Conditions shall in each case be made in good faith and shall be final and binding (in the absence of bad faith or manifest error) on the Issuer, the Guarantors, the Trustee, the Bondholders, the Paying, Transfer and Conversion Agents and (in the case of a determination by an Independent Adviser) the Calculation Agent. The Calculation Agent may consult, at the expense of the Issuer, on any matter (including, but not limited to, any legal matter), any legal or other professional adviser and it shall be able to rely on, and it shall not be liable and shall incur no liability as against the Trustee, the Paying, Transfer and Conversion Agents or the Bondholders in respect of anything done, or omitted to be done, relating to that matter in good faith, in accordance with that adviser’s opinion. The Calculation Agent is acting exclusively as an agent for, and upon request from, the Issuer and the Guarantors. Neither the Calculation Agent (acting in such capacity) nor any Independent Adviser appointed in connection with the Bonds (acting in such capacity), shall have any relationship of agency or trust with, and neither the Calculation Agent (acting in such capacity) nor any Independent Adviser shall be liable nor incur any liability against, the Trustee, the Paying, Transfer and Conversion Agents or the Bondholders. If, following consultation between the Issuer and the Calculation Agent, any doubt shall arise as to (i) whether an adjustment falls to be made to the Conversion Price, (ii) the appropriate adjustment to the Conversion Price, or (iii) the date from which any such adjustment shall take effect, and following consultation between the Issuer and an Independent Adviser, a written opinion of such Independent Adviser in respect thereof shall be conclusive and binding on all parties, save in the case of manifest error. 6.5 Share or Option Schemes, Dividend Reinvestment Plans No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including, but not limited to, rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted: (a) to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or non-executive office, consultants or former consultants, or the personal service company of any such Person) or their spouses or relatives, in each case, of the Issuer or any of member of the Group or any associated company or to a trustee or nominee to be held for the benefit of any such Person, in any such case pursuant to any share or option or incentive scheme; or 38 (b) pursuant to any dividend reinvestment plan or similar plan or scheme. 6.6 Rounding Down and Adjustment to the Conversion Price On any adjustment, the resultant Conversion Price, if not an integral multiple of U.S.$0.0001, shall be rounded down to the nearest whole multiple of U.S.$0.0001. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. 6.7 Change of Control Within 14 calendar days following the occurrence of a Change of Control, the Issuer shall give notice thereof to the Bondholders in accordance with Condition 17 and to the Trustee (a “Change of Control Notice”). Such notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7.5. The Change of Control Notice shall also specify: (a) all information material to Bondholders concerning the Change of Control; (b) the Conversion Price immediately prior to the occurrence of the Change of Control and the Change of Control Conversion Price applicable in accordance with Condition 6.2(j) on the basis of the Conversion Price in effect immediately prior to the occurrence of the Change of Control (but, for the avoidance of doubt, if any other Conversion Price adjustment becomes effective during the Change of Control Period, any exercise of Conversion Rights where the date on which the relevant Conversion Notice is given falls in the Change of Control Period shall be the Change of Control Conversion Price determined by reference to such Conversion Notice Date, as provided in Condition 6.2(j)); (c) the Closing Price of the Ordinary Shares as at the latest practicable date prior to the publication of the Change of Control Notice; (d) the last day of the Change of Control Period; (e) the Change of Control Put Date; and (f) such other information relating to the Change of Control as the Trustee may reasonably require. The Trustee shall not be required to monitor or take any steps to monitor or ascertain whether a Change of Control or any event which could lead to a Change of Control has occurred or may occur and will not be responsible or liable to Bondholders or any other Person for any loss arising from any failure by it to do so. 6.8 Procedure for exercise of Conversion Rights Conversion Rights may be exercised by a Bondholder during the Conversion Period by delivering the Certificate evidencing the relevant Bond to the specified office of any Paying, Transfer and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent. Conversion Rights 39 shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Conversion Notice is delivered is located. A Conversion Notice can be deemed received by a Paying, Transfer and Conversion Agent if sent by Electronic Means. If the delivery of the relevant Certificate and Conversion Notice as described in the foregoing paragraph is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day. Conversion Rights may only be exercised in respect of the whole of an authorised denomination (or any integral multiple thereof). Where Conversion Rights are exercised in respect of part only of the Bonds evidenced by a Certificate, the old Certificate shall be cancelled and a new Certificate for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven business days, in the place of the specified office of the Registrar, following the relevant Conversion Date deliver such new Certificate to the Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Certificate by uninsured mail to such address as the Bondholder may request. Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the relevant Paying, Transfer and Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Guarantors, the Trustee and the Paying, Transfer and Conversion Agents and the relevant Bondholder. A Conversion Notice, once delivered, shall be irrevocable. The conversion date in respect of a Bond (the “Conversion Date”) shall be the Johannesburg business day immediately following the later of (a) the date of the delivery of the relevant Certificate and the Conversion Notice as provided in this Condition 6.8 and (b) the date on which payment of any amount payable by the relevant Bondholder pursuant to the following paragraph of this Condition 6.8 is made. The Issuer may, unless the Trustee after being given reasonable advance notice by the Issuer of the proposed changes, determines that any such modification is, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders, from time to time modify the Conversion Notice to include any further, or amend any existing, provisions as may be required to enable the Issuer to effect the delivery of the Ordinary Shares to the Bondholders in accordance with these Conditions. The Issuer, failing whom the Guarantors, shall pay all capital, stamp, issue and registration and transfer taxes and duties payable in South Africa or in any other jurisdiction in which the Issuer or any Guarantor (as the case may be) may be domiciled or resident or to whose taxing jurisdiction it may be generally subject, in respect of the issue of any Ordinary Shares (including any Additional Ordinary Shares) upon the exercise of Conversion Rights by a Bondholder (“Specified Taxes”). If the Issuer or the Guarantors (as the case may be) shall fail to pay any Specified Taxes, the relevant holder shall be entitled to tender and pay the same and each of the Issuer and the Guarantors (as the case may be) as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof. Neither the Trustee, the Calculation Agent nor any Paying, Transfer and Conversion Agent shall be responsible for determining whether any Specified Taxes or Bondholder Taxes (as defined below) are payable or the amount thereof and shall not be responsible or liable for any 40 failure by the Issuer (or any Guarantor) to pay such Specified Taxes or by a Bondholder to pay such Bondholder Taxes. A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any capital, stamp, issue, registration and transfer taxes and duties (and any interest and penalties in relation thereto) arising on the exercise of Conversion Rights (other than any Specified Taxes). A Bondholder must also pay all, if any, income, corporation or capital gains tax or other similar taxes imposed on it and arising by reference to any disposal or deemed disposal by it of a Bond or interest therein in connection with the exercise of Conversion Rights by it. Any such capital, stamp, issue, registration, transfer, income, corporation taxes or duties or other taxes payable by a Bondholder are referred to as “Bondholder Taxes”. Ordinary Shares to be issued or transferred and delivered to a Bondholder by or on behalf of the Issuer on exercise of Conversion Rights (including any Additional Ordinary Shares) will be transferred and delivered in uncertificated form through the securities trading system operated by the Central Securities Depository, or any successor licensed clearance and settlement facility (applicable to the Ordinary Shares), unless, at the relevant time of transfer and delivery, the Ordinary Shares are not a participating security in the relevant clearing system. The Issuer will (in satisfaction of its obligations under the Trust Deed) deliver, or procure the delivery of, such Ordinary Shares by instructing its transfer agent to deliver such Ordinary Shares to the Central Securities Depository account notified by the relevant Bondholder in the relevant Conversion Notice as soon as possible and in any event not later than (x) 15 Johannesburg business days after the Conversion Date (or, in the case of Additional Ordinary Shares, not later than 15 Johannesburg business days, as the case may be, following the Reference Date) or (y) if the Issuer has made a Net Share Settlement Election in respect of such exercise of Conversion Rights, the later of (i) six Johannesburg business days following the last day of the relevant Net Share Settlement Calculation Period and (ii) six Johannesburg business days following the first Johannesburg business day on which the Number of Net Shares is capable of being determined in accordance with these Conditions. If the Ordinary Shares are not a participating security at the relevant time in the relevant clearing system specified by the Bondholder in the relevant Conversion Notice, the Ordinary Shares to be delivered on exercise of Conversion Rights will be delivered in such a manner as may be in accordance with market practice, and as notified by the Issuer to Bondholders in accordance with Condition 17. The Issuer shall not be responsible or liable to any person for any delay in the delivery of any Ordinary Shares following the exercise of Conversion Rights arising as result of the failure of a Bondholder to supply all information and details as required by the relevant Conversion Notice. In addition, a Bondholder exercising Conversion Rights for delivery of Ordinary Shares into the Central Securities Depository will be required to certify, represent and agree in the relevant Conversion Notice either: (a) that such Bondholder is not a resident of South Africa within the meaning of the Exchange Control Regulations 1961 (as may be amended from time to time) of South Africa promulgated under the Currency and Exchanges Act, 1933 (as amended) of South Africa and that all exchange control approvals required under Applicable Laws of South Africa in connection with the exercise of Conversion Rights by such Bondholder and the issue of Ordinary Shares to such Bondholder upon such exercise have been obtained and are in full force and effect; or (b) that no exchange control approvals are required under Applicable Laws of South Africa in connection with the exercise of such Conversion Rights by such Bondholder and the issue of Ordinary Shares to such Bondholder upon such exercise,

41 and shall be required to provide evidence reasonably satisfactory to the Issuer as to the applicability of (a) or (b), as the case may be. The Issuer will then (if applicable) procure that Ordinary Shares delivered through Central Securities Depository are flagged “Non Resident” for the purposes of South African exchange control laws and regulations. Notwithstanding any other provision of these Conditions, a Bondholder exercising its Conversion Right following a Change of Control Conversion Right Amendment as described in Condition 11(b)(vii) will be deemed, for the purposes of these Conditions, to have received the Ordinary Shares to be issued or transferred and delivered by the Issuer on conversion of its Bonds in the manner provided in these Conditions, and have exchanged such Ordinary Shares for the consideration that it would have received therefor if it had exercised its Conversion Right in respect such Ordinary Shares at the time of the occurrence of the relevant Change of Control. 6.9 Ordinary Shares (a) The Issuer has, pursuant to the Trust Deed, undertaken to issue to the relevant Bondholder such number of Ordinary Shares as may be required to be issued or, as the case may be, transferred and delivered from time to time to satisfy the exercise of Conversion Rights in accordance with the Conditions and the Trust Deed. (b) Ordinary Shares (or Additional Ordinary Shares) issued or transferred and delivered upon exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Registration Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Ordinary Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Registration Date. (c) Save as provided in Condition 6.10, no payment or adjustment shall be made on exercise of Conversion Rights for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Issue Date). 6.10 Interest on Conversion Save as provided below, no payment or adjustment shall be made on exercise of Conversion Rights for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Issue Date). If any notice requiring the redemption of the Bonds is given pursuant to Condition 7.2 on or after the fifteenth business day in London prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Issue Date) (whether such notice is given before, or on or after such record date) in respect of any Dividend or other distribution payable in respect of the Ordinary Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Record Date in respect of the Interest Payment Date next following such record date, interest shall accrue at the rate provided in Condition 5.1 on Bonds in respect of which Conversion Rights shall have been exercised and the relevant Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date in respect of such Dividend or other distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Issue Date) to but excluding such Conversion Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a U.S. dollar account of the payee in 42 accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice. 6.11 Purchase or Redemption of Ordinary Shares The Issuer or any member of the Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of the Issuer (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of the Trustee or the Bondholders. 6.12 No Duty to Monitor None of the Trustee, the Calculation Agent, the Registrar or any Paying, Transfer and Conversion Agent shall be under any duty to monitor or take any steps to monitor or ascertain whether any event or circumstance has happened or exists or may happen and which requires or may require an adjustment to be made to the Conversion Price, or be responsible or liable to the Bondholders or any other Person for any loss arising from any failure by it to do so. None of the Trustee, the Calculation Agent, the Registrar or any Paying, Transfer and Conversion Agent shall be responsible or liable to the Bondholders or any other Person (other than, in the case of the Calculation Agent, to the Issuer and the Guarantors, strictly in accordance with the relevant provisions of the Calculation Agency Agreement) for any determination of whether or not an adjustment to the Conversion Price is required or should be made or as to the determination or calculation of any such adjustment and the Trustee shall be under no duty to monitor or take any steps to monitor, ascertain or independently verify any determination or calculation made by the Calculation Agent and/or the Independent Advisers. 6.13 Notice of Conversion Price Notice of any adjustments to the Conversion Price shall be given by the Issuer to the Bondholders in accordance with Condition 17 and the Trustee promptly after the determination thereof. 7. REDEMPTION AND PURCHASE 7.1 Final Redemption Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed on the Final Maturity Date at their principal amount. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Conditions 7.2 or 7.3 and may only be redeemed by Bondholders prior to the Final Maturity Date in accordance with Conditions 7.5 or 7.6. 7.2 Redemption at the Option of the Issuer Subject as provided in Condition 7.4, on giving not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Bondholders in accordance with Condition 17 and to the Trustee, the Issuer may redeem all but not some only of the Bonds on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount, together with accrued but unpaid interest up to (but excluding) the Optional Redemption Date: (a) at any time on or after 20 October 2029, if the Parity Value on each of at least 20 dealing days in any period of 30 consecutive dealing days ending not earlier than the fifth dealing day prior to the date on which the relevant Optional Redemption Notice is given shall have equalled or exceeded U.S.$300,000 (as verified by the Calculation Agent upon request by the Issuer); or 43 (b) at any time if, prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds). 7.3 Redemption for Taxation Reasons Subject as provided in Condition 7.4, the Issuer may at any time, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 17 and to the Trustee, redeem all but not some only (subject as provided below) of the Bonds for the time being outstanding on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at their principal amount, together with accrued but unpaid interest up to (but excluding) the Tax Redemption Date, if immediately prior to the giving of such notice, the Issuer satisfies the Trustee that: (a) it has or will become obliged (or a Guarantor, if a demand was made under the Bonds Guarantee, would be obliged) to pay additional amounts pursuant to Condition 9 as a result of any change in, or amendment to, the laws or regulations of South Africa, Jersey or Australia (as applicable) or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 21 September 2026; and (b) such obligation cannot be avoided by the Issuer or (as the case may be) the relevant Guarantor taking reasonable measures available to it, provided that no such Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Bonds were then due or (as the case may be) a demand under the Bonds Guarantee was made. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee: (i) (A) a certificate signed by two Authorised Signatories of the Issuer stating that the obligation referred to in (a) above (with respect to the Issuer) cannot be avoided by the Issuer taking reasonable measures available to it; or (B) a certificate signed by two Authorised Signatories of the relevant Guarantor stating that the obligation referred to in (a) above (with respect to the relevant Guarantor) cannot be avoided by the relevant Guarantor taking reasonable measures available to it; and (ii) an opinion of independent legal or tax advisers of recognised standing (which may be addressed to the Issuer and/or the relevant Guarantor) to the effect that such change or amendment referred to in (a) above has occurred and that the Issuer or (as the case may be) the relevant Guarantor has or is likely to be obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective or has only been announced), and the Trustee shall be entitled to accept without any liability for so doing such certificate and opinion as sufficient evidence of satisfaction of the matters set out in (a) and (b) above in which event it shall be conclusive and binding on the Bondholders. 44 Upon the expiry of any such notice as is referred to in this Condition 7.3, the Issuer shall redeem the Bonds in accordance with this Condition 7.3. Notwithstanding the foregoing provisions of this Condition 7.3, if the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that their Bonds shall not be redeemed pursuant to such Tax Redemption Notice and that the provisions of Condition 9 shall not apply in respect of any payment of interest to be made on such Bonds which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts of such interest on such Bonds (including under the Bonds Guarantee) shall be made subject to the deduction or withholding of any South African, Jersey or Australian taxation (as the case may be) required to be withheld or deducted from time to time. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying, Transfer and Conversion Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of any Paying, Transfer and Conversion Agent on or before the day falling 10 days prior to the Tax Redemption Date. References in this Condition 7.3 to South Africa, Jersey or Australia shall be deemed also to refer to any jurisdiction in respect of which any undertaking or covenant equivalent to that in Condition 9 is given pursuant to the Trust Deed, (except that as regards such jurisdiction the words “becomes effective on or after 21 September 2026” at paragraph 7.3(a) above shall be replaced with the words “becomes effective after, and has not been announced on or before, the date on which any undertaking or covenant equivalent to that in Condition 9 was given pursuant to the Trust Deed)” and references in this Condition 7.3 to additional amounts payable under Condition 9 shall be deemed also to refer to additional amounts payable under any such undertaking or covenant. 7.4 Optional Redemption and Tax Redemption Notices The Issuer shall not give an Optional Redemption Notice pursuant to Condition 7.2(b) or a Tax Redemption Notice pursuant to Condition 7.3 at any time during a Change of Control Period and any such notice purported to be given by the Issuer during such period shall be invalid and of no effect and the relevant redemption shall not be made. In addition, if the Issuer has, prior to the commencement of a Change of Control Period given an Optional Redemption Notice pursuant to Condition 7.2(b) or a Tax Redemption Notice pursuant to Condition 7.3 which specifies a date for redemption which falls in a Change of Control Period or within the period of 14 days following the end of a Change of Control Period, such notice shall be deemed to be immediately rescinded upon commencement of the relevant Change of Control Period (as the case may be) and shall have no effect and the relevant redemption shall not be made. Any Optional Redemption Notice or Tax Redemption Notice shall be irrevocable. Any such notice shall specify (a) the Optional Redemption Date or, as the case may be, the Tax Redemption Date, which shall be a London business day (b) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the Closing Price of the Ordinary Shares, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice or, as the case may be, the Tax Redemption Notice, (c) the last day on which Conversion Rights may be exercised by Bondholders, and (d) the amount of accrued interest payable in respect of each Bond on the Optional Redemption Date or Tax Redemption Date, as the case may be. 7.5 Redemption at the Option of Bondholders upon a Change of Control Following the occurrence of a Change of Control, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Change of Control Put Date at its principal

45 amount, together with accrued and unpaid interest up to (but excluding) the Change of Control Put Date. To exercise such right, the holder of the relevant Bond must deliver the Certificate evidencing such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a “Change of Control Put Exercise Notice”), at any time during the Change of Control Period. The “Change of Control Put Date” shall be the 14th London business day after the expiry of the Change of Control Period. A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Change of Control Put Exercise Notices delivered as aforesaid on the Change of Control Put Date; provided however that if, prior to the Change of Control Put Date, any such Bond becomes immediately due and payable or, upon due presentation of the Certificate representing any such Bond on the Change of Control Put Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying, Transfer and Conversion Agent shall return such Certificate to the holder by uninsured first class mail (airmail if overseas) at the address specified by such holder in the relevant Change of Control Put Exercise Notice. The right of the holder of each Bond to require the Issuer to redeem such Bond pursuant to this Condition may only be exercised in respect of an authorised denomination (or any integral multiple thereof). If such redemption right as aforesaid is exercised in respect of some only of a holding of Bonds represented by a Certificate, the Issuer shall procure the delivery to the relevant Bondholder of a Certificate representing those Bonds in respect of which such redemption right has not been so exercised. 7.6 Redemption at the Option of Bondholders upon a De-listing Event Within 14 days after the occurrence of a De-listing Event, the Issuer shall give notice thereof to the Bondholders in accordance with Condition 17 and to the Trustee (a “De-listing Event Notice”). The De-listing Event Notice shall specify: (a) the Conversion Price and the Volume Weighted Average Price of an Ordinary Share as at the latest practicable date prior to the publication of such notice; (b) the last day of the De-listing Event Period; (c) the De-listing Event Put Date; and (d) such other information relating to the De-listing Event as the Trustee may reasonably require. Following the occurrence of a De-listing Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the relevant De-listing Event Put Date at its principal amount, together with accrued and unpaid interest to (but excluding) the De-listing Event Put Date. To exercise such right, the holder of the relevant Bond must deliver the Certificate evidencing such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a “De-listing Event Put Exercise Notice”), at any time during the De-listing Event Period. The “De-listing Event Put Date” shall be the 14th London business day after the expiry of the De-listing Event Period. 46 A De-listing Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of De-listing Event Put Exercise Notices delivered as aforesaid on the De-listing Event Put Date; provided however that if, prior to the De-listing Event Put Date, any such Bond becomes immediately due and payable or, upon due presentation of the Certificate representing any such Bond on the De-listing Event Put Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying, Transfer and Conversion Agent shall return such Certificate to the Holder by uninsured first class mail (airmail if overseas) at the address specified by such Holder in the relevant De-listing Event Put Exercise Notice. The right of the holder of each Bond to require the Issuer to redeem such Bond pursuant to this Condition may only be exercised in respect of an authorised denomination (or any integral multiple thereof). If such redemption right as aforesaid is exercised in respect of some only of a holding of Bonds represented by a Certificate, the Issuer shall procure the delivery to the relevant Bondholder of a Certificate representing those Bonds in respect of which such redemption right has not been so exercised. 7.7 Purchase Subject to the requirements (if any) of any stock exchange on which the Bonds may be admitted to listing and trading at the relevant time and subject to compliance with applicable laws and regulations, the Issuer, any Guarantor or any member of the Group may at any time purchase any Bonds in the open market or otherwise at any price. Such Bonds may be held, re-sold or reissued or, at the option of the relevant purchaser, surrendered to any Paying, Transfer and Conversion Agent for cancellation. The Bonds so purchased, while held by or on behalf of the Issuer, a Guarantor or any member of the Group, shall not entitle the holder to vote at any meetings of the Bondholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Bondholders for the purpose of Condition 14.1. 7.8 Cancellation All Bonds which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold. Bonds purchased by the Issuer, a Guarantor or any member of the Group may be held, re sold or reissued or, at the option of the relevant purchaser, surrendered to the Principal Paying, Transfer and Conversion Agent for cancellation and, if so surrendered, may not be reissued or re-sold. 7.9 Multiple Notices If more than one notice of redemption is given pursuant to this Condition 7, the first of such notices to be given shall prevail, save that a notice given pursuant to Condition 7.5 shall prevail over a notice given pursuant to Conditions 7.2 or 7.3 or 7.6 in circumstances where the Change of Control Put Date falls prior to the Optional Redemption Date or Tax Redemption Date or De-listing Event Put Date, as the case may be. 8. PAYMENTS 8.1 Principal Save as otherwise expressly provided in these Conditions, payment of principal in respect of the Bonds and payment of accrued interest payable on redemption of the Bonds (other than interest payable on an Interest Payment Date) will be made in U.S. dollars to the Persons shown in the Register at the close of business on the Record Date, subject to surrender (or in the case of partial payment only, endorsement) of the Certificate evidencing the relevant Bond, at the specified office of any Paying, Transfer and Conversion Agent. 47 8.2 Interest and Other Amounts (a) Payments of interest due on any Interest Payment Date will be made to the Persons shown in the Register at close of business on the Record Date. (b) Payments of all amounts other than as provided in Conditions 8.1 and 8.2(a) will be made as provided in these Conditions. 8.3 Payments Each payment in respect of the Bonds pursuant to Condition 8.1 and Condition 8.2(a) will be made by transfer to a U.S. dollar account maintained by the payee. Payment instructions (for value on the due date or, if that is not a business day in London, for value the first following day which is a business day in London) will be initiated on the business day in London which is the due date for payment or, in the case of payments referred to in Condition 8.1, if later, on the business day in the place of the specified office of the Paying, Transfer and Conversion Agent to which the Certificate evidencing the relevant Bond is surrendered as specified in Condition 8.1 (for value the next following business day in London). 8.4 Payments subject to fiscal laws All payments in respect of the Bonds are subject in all cases, but without prejudice to Condition 9, to (i) any applicable fiscal or other laws and regulations applicable thereto in the place of payment and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof or any law implementing an intergovernmental approach thereto (or any fiscal or regulatory legislation, rules or practice implementing such an intergovernmental agreement). No commissions or expenses shall be charged to Bondholders in respect of such payments. 8.5 Delay in payment Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (a) as a result of the due date not being a business day or (b) if the Bondholder is late in surrendering the Certificate evidencing the relevant Bond (where such surrender is required pursuant to these Conditions as a precondition to payment). 8.6 Business Days In this Condition 8, “business day” means a day (other than a Saturday or Sunday) in London and (where surrender of the Certificate evidencing the relevant Bond is required pursuant to these Conditions as a precondition to payment) in the place of the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Certificate is surrendered. 8.7 Paying, Transfer and Conversion Agents, etc. The initial Paying, Transfer and Conversion Agents and Registrar and their initial specified offices are listed below. The Issuer and each Guarantor reserve the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying, Transfer and Conversion Agent and the Registrar and appoint additional or other Paying, Transfer and Conversion Agents or another Registrar, provided that the Issuer and the Guarantors will maintain: (a) a Principal Paying, Transfer and Conversion Agent; and (b) a Registrar with a specified office outside the United Kingdom in a jurisdiction other than South Africa, Jersey or Australia. 48 Notice of any change in the Paying, Transfer and Conversion Agents or the Registrar or their specified offices will promptly be given by the Issuer to the Bondholders in accordance with Condition 17. The Issuer and each Guarantor reserves the right under the Calculation Agency Agreement at any time to vary or terminate the appointment of the Calculation Agent and appoint any additional or other Calculation Agent, provided that the Issuer and each Guarantor will use all commercially reasonable endeavours to maintain a Calculation Agent which is a financial institution of international repute or a financial adviser with appropriate expertise. If, notwithstanding such commercially reasonable endeavours, the Issuer and the Guarantors are unable to maintain such Calculation Agent, the Issuer or a Guarantor may itself act as Calculation Agent for the purposes of these Conditions. 8.8 No charges Subject as provided elsewhere in these Conditions, neither the Registrar nor the Paying, Transfer and Conversion Agents shall make or impose on a Bondholder any charge or commission in relation to any payment, exchange, transfer or conversion in respect of the Bonds. 8.9 Fractions When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit. The Bonds on issue will be evidenced by a global Certificate (the “Global Certificate”) registered in the name of, and held by a nominee on behalf of, a common depositary for Euroclear Bank SA/NV and/or Clearstream Banking S.A. (the “Clearing Systems”). All payments in respect of Bonds evidenced by the Global Certificate will be made by the Issuer to, or to the order of, the Person whose name is entered in the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January. Such amounts will be paid in accordance with the standard procedures of the Clearing Systems to accountholders therein. 9. TAXATION All payments of principal, interest and any other amounts by or on behalf of the Issuer or a Guarantor in respect of the Bonds shall be made without withholding or deduction in connection with any such payment for, or on account of, any Taxes of whatever nature imposed, levied, collected, withheld or assessed by or within South Africa, Jersey or Australia or any authority therein or thereof having power to tax, unless such withholding or deduction is required by Applicable Law to be made from such payment made by or on behalf of the Issuer or a Guarantor (a “Withholding”). In the event that a Withholding does apply, the Issuer or (as the case may be) the relevant Guarantor shall pay such additional amounts as will result in receipt by the Bondholders or beneficial owner of such amounts, after such Withholding, as would have been received by them had no such Withholding been required, except that no such additional amounts shall be payable in respect of any Bond: (a) to a Bondholder (or to a third party on behalf of a holder) or beneficial owner who is subject to such Taxes in respect of such Bond by reason of its having some connection with the jurisdiction (including but not limited to having a permanent establishment or being a tax resident therein) by which such taxes, duties, assessments or charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Bond;

49 (b) where presentation and surrender of a Certificate evidencing a Bond is required pursuant to these Conditions, if the Certificate is surrendered more than 30 days after the Relevant Date except to the extent that the Bondholder or beneficial owner would have been entitled to such additional amount on surrendering the Certificate for payment on the last day of such period of 30 days; or (c) where a Bondholder has exercised its right to elect that its Bonds shall not be redeemed in accordance with Condition 7.3. References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed. Notwithstanding any other provision of these Conditions, any amounts to be paid on the Bonds by or on behalf of the Issuer, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer nor any other person will be required to pay any additional amounts in respect of FATCA Withholding. 10. EVENTS OF DEFAULT If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution, provided that in the case of any event as is specified in paragraph (c) and, in respect of any Material Subsidiary only, paragraphs (f), (g) (other than sub-paragraph (v)) and (i), only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders and provided further that in each case it is indemnified and/or secured and/or prefunded to its satisfaction shall, give notice to the Issuer that the Bonds are, and upon the giving of such notice the Bonds shall immediately become, due and repayable at their principal amount together with accrued interest (if any) up to (but excluding) the date of payment: (a) Non-payment: (i) default for 10 days in any payment when due any of interest or additional amounts with respect to any Bond; or (ii) default in the payment when due of principal of or premium, if any, on any Bond (whether at the Final Maturity Date, upon redemption or otherwise), and any such failure to make payment continues for a period of three London and Johannesburg business days of its due date; (b) Failure to Deliver Ordinary Shares: failure by the Issuer to issue or transfer and deliver Ordinary Shares required to be delivered following any exercise of Conversion Rights and any such failure continues for a period of three London and Johannesburg business days; (c) Breach of Other Obligations: failure by the Issuer or any Guarantor to comply with any of its other obligations under these Conditions or the Trust Deed (other than those specified in Condition 10(a) and Condition 10(b)), and which default or breach is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the 50 opinion of the Trustee remedied for 30 days after written notice of such default or breach shall have been given to the Issuer and the Guarantors; (d) Cross-Acceleration: (i) any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Issuer, any Guarantor or any Material Subsidiaries (or the payment of which is Guaranteed by the Issuer, any Guarantor or any Material Subsidiaries), whether such indebtedness or Guarantee exists on or is created after the Issue Date: (A) is not paid when due taking into account any originally applicable grace period; or (B) is declared to be or otherwise becomes due and payable, in each case, prior to its specified maturity as a result of an event of default (however described). (ii) No Event of Default under this Condition 10(d) will occur if the aggregate amount of such indebtedness falling within paragraph (i) above is less than U.S.$10,000,000 (or its equivalent in any other currency or currencies); (e) Creditors’ Process: Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution affects any asset or assets of the Issuer, any Guarantor or any Material Subsidiary having a value individually in the aggregate of U.S.$10,000,000 (or its equivalent in any other currency or currencies) and is not discharged or stayed within 20 Johannesburg business days, other than if the Issuer, any Guarantor or any Material Subsidiaries (as applicable) demonstrates to the Trustee’s satisfaction within such 20 Johannesburg business day period that such action is frivolous or vexatious; (f) Insolvency: (i) the Issuer, any Guarantor or any Material Subsidiary (A) is, or is deemed by any authority or legislation to be, unable or admits inability to pay its debts generally as they fall due, (B) suspends making payments on all or a material part of its debts or, (C) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling all or a material part of its indebtedness; (ii) the Issuer, any Guarantor or any Material Subsidiary is, or is deemed by any authority or legislation to be, Financially Distressed (as defined in section 128 of the Companies Acts (or, given similar meaning under any applicable company legislation and regulations in Australia); (iii) the value of the assets of the Issuer, any Guarantor or any Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities); or (iv) a moratorium is declared in respect of any indebtedness of the Issuer, any Guarantor or any Material Subsidiary; (g) Insolvency and Business Rescue Proceedings: any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any of 51 the Issuer, the Guarantors or any Material Subsidiaries, other than a solvent liquidation or reorganisation of any member of the Group which is not the Issuer or a Guarantor; (ii) if applicable, the deregistration of the Issuer, any Guarantor or any Material Subsidiary under the Corporations Act 2001 (Cth) of the Commonwealth of Australia; (iii) a composition, compromise, assignment or arrangement with any creditor of the Issuer, any Guarantor or any Material Subsidiary; (iv) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not the Issuer or a Guarantor), receiver, administrative receiver, administrator, compulsory manager, business rescue practitioner or other similar officer in respect of the Issuer, any Guarantor or any Material Subsidiary or any of their assets, (v) enforcement of any Security Interest over any assets of the Issuer, any Guarantor or any Material Subsidiary; having a value individually in the aggregate of U.S.$10,000,000 (or its equivalent in any other currency or currencies), or, in each case, any analogous procedure or step is taken in any jurisdiction, other than (in respect of any service of an application, or taking of any similar step for the liquidation, bankruptcy, business rescue, winding up, dissolution or administration of the Issuer, any Guarantor or any Material Subsidiary) where such action is dismissed, withdrawn, discharged or stayed within 20 Johannesburg business days of its presentation or commencement of such step being taken, or if the Issuer, any Guarantor or any Material Subsidiary (as the case may be) demonstrates to the Trustee’s satisfaction within such 20 Johannesburg business day period that such action is frivolous or vexatious; or (vi) a meeting is proposed or convened by the directors of the Issuer, any Guarantor or any Material Subsidiary, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of the Issuer, any Guarantor or any Material Subsidiary, or any analogous procedure or step is taken in any jurisdiction; (h) Illegality: it is or will become unlawful for the Issuer or any Guarantor to perform or comply with any one or more of their obligations under any of the Bonds or any Bond Document; (i) Cessation of Business: if the Issuer, any Guarantor or any Material Subsidiary ceases (or, through an official action of the board of directors of the Issuer, any Guarantor or any Material Subsidiary, threatens by expressing a clear and unequivocal intention to cease) in one or more related transactions, to carry on business or businesses which together comprise all or substantially all of the business of the Group taken as a whole, except (i) for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Trustee or by an Extraordinary Resolution, or (ii) in connection with any substitution undertaken in accordance with Condition 14.3; (j) Governmental Intervention: by or under the authority of any government: (i) the management of the Issuer or any Guarantor is wholly or substantially replaced or the authority of the Issuer or any Guarantor in the conduct of its business is wholly or substantially curtailed; or 52 (ii) all or a majority of the issued shares of the Issuer or any Guarantor, or the whole or any part of their respective revenues or assets, is seized, nationalised, expropriated or compulsorily acquired; or (k) Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs of this Condition 10. 11. UNDERTAKINGS Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval: (a) not issue any Securities by way of capitalisation of profits or reserves, other than: (i) pursuant to a Scheme of Arrangement involving a reduction and cancellation of Ordinary Shares and the issue to Shareholders of an equal number of Ordinary Shares by way of capitalisation of profits or reserves; or (ii) pursuant to or in connection with a Newco Scheme; or (iii) by the allotment and issue of fully paid Ordinary Shares or other Securities to the Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Ordinary Shares or other Securities on a capitalisation of profits or reserves; or (iv) by the allotment and issue of Ordinary Shares paid up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Dividend; or (v) by the allotment and issue of fully paid Equity Share Capital (other than Ordinary Shares) to the holders of Equity Share Capital of the same class and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Equity Share Capital (other than Ordinary Shares); or (vi) by the allotment and issue of Ordinary Shares or any Equity Share Capital pursuant to any black economic empowerment transaction; or (vii) by the allotment and issue of Ordinary Shares or any Equity Share Capital to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office (including directors holding or formerly holding executive office or non-executive office, consultants or former consultants or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to trustees or nominees to be held for the benefit of any such Person, in any such case pursuant to an employee, contractor, director or executive share or option or incentive scheme whether for all employees, contractors, directors, or executives or any one or more of them (paragraphs (i) to (vii) each being a “Permitted Issue”), unless, in any such case, the same gives (or, in the case of an issue or payment up of Securities in connection with a Change of Control, gives or will give, as the case may be) rise (or would, but for the provisions of Condition 6.6 relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price or otherwise falls to be taken into account for the purposes of determining whether an

53 adjustment to the Conversion Price is required (regardless of whether in fact an adjustment is required to be made); (b) not in any way modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of Equity Share Capital carrying any rights which are more favourable than such rights attaching to the Ordinary Shares but so that nothing in this Condition 11(b) shall prevent: (i) the issue of any Equity Share Capital to employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such Person or the spouse or relative of any such Person) whether of the Issuer or any of the Issuer’s subsidiaries or associated companies by virtue of their office or employment pursuant to any scheme or plan approved by the Issuer or which is established pursuant to such a scheme or plan which is or has been so approved; or (ii) any consolidation, reclassification, redesignation or subdivision of the Ordinary Shares or the conversion of any Ordinary Shares into stock or vice versa; or (iii) any modification of such rights which is not, in the determination of an Independent Adviser, materially prejudicial to the interests of the holders of the Bonds; or (iv) any alteration to the memorandum of incorporation of the Issuer made in connection with the matters described in this Condition 11 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Ordinary Shares, dealt with under such procedures); or (v) any issue of Equity Share Capital where the issue of such Equity Share Capital results or would, but for the provisions of Condition 6.6 relating to roundings and minimum adjustments or the carry forward of adjustments or, where comprising Ordinary Shares, the fact that the consideration per Ordinary Share receivable therefor is at least 95 per cent. of the Current Market Price per Ordinary Share on the relevant date, otherwise result, in an adjustment to the Conversion Price or is otherwise taken into account for the purposes of considering whether an adjustment should be made; or (vi) any issue of Equity Share Capital or modification of rights attaching to the Ordinary Shares, where prior thereto the Issuer shall have instructed an Independent Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Adviser shall have determined either that no adjustment is required or that an adjustment to the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly); (vii) without prejudice to Condition 6.2(j) and Condition 7.5, the amendment of the memorandum of incorporation of the Issuer following a Change of Control to ensure that any Bondholder exercising its Conversion Right after the occurrence of a Change of Control will receive the same consideration for the Ordinary Shares arising on conversion as it would have received had it 54 exercised its Conversion Right at the time of the occurrence of the Change of Control (a “Change of Control Conversion Right Amendment”); or (viii) a Permitted Issue; (c) except as part of, or in connection with or pursuant to, any employee, contractor director or executive share or option of incentive scheme (whether for all employees, contractors, directors or executives or any one or more of them), procure that no Securities (whether issued by the Issuer or any member of the Group or procured by the Issuer or any member of the Group to be issued or issued by any other Person pursuant to any arrangement with the Issuer or any member of the Group) issued without rights to convert into, or exchange or subscribe for, Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 6.6 relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights; (d) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on conversion of the Bonds, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid; (e) not reduce its issued share capital, share premium account, or capital redemption reserve or any uncalled liability in respect thereof, or any non-distributable reserves, except: (i) pursuant to the terms of issue of the relevant share capital; or (ii) by means of a purchase or redemption of share capital of the Issuer to the extent, in any such case, permitted by applicable law; or (iii) where the reduction does not involve any distribution of assets; or (iv) solely in relation to a change in the currency in which the nominal value (if any) of the Ordinary Shares is expressed; or (v) to create distributable reserves; or (vi) pursuant to a Scheme of Arrangement involving a reduction and cancellation of Ordinary Shares and the issue to Shareholders of an equal number of Ordinary Shares by way of capitalisation of profits or reserves; or (vii) pursuant to a Newco Scheme; or (viii) by way of transfer to reserves as permitted under applicable law; or (ix) where the reduction is permitted by applicable law and the Trustee is advised by an Independent Adviser (and the Trustee shall be entitled to rely on such advice without liability to any person), acting as an expert and in good faith, that in its opinion the interests of the Bondholders will not be materially prejudiced by such reduction; or (x) where the reduction is permitted by applicable law and results (or, in the case of a reduction in connection with a Change of Control, results or will result, as the case may be) in (or would, but for the provisions of Condition 6.6 relating to roundings or the carry forward of adjustments, result in) an adjustment to 55 the Conversion Price or is (or, in the case of a reduction in connection with a Change of Control, is or will be, as the case may be) otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of Bondholders; (f) if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any parties acting in concert (as contemplated in the Companies Act or any modification or re-enactment thereof)) to acquire the whole or any part of the issued Ordinary Shares, or if any Person proposes a scheme with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Principal Paying, Transfer and Conversion Agent or may be provided by email to a Bondholder (following their prior written request to the Paying, Transfer and Conversion Agents and provision of proof of holding and identity (in a form satisfactory to the Paying, Transfer and Conversion Agents)) and, where such an offer or scheme has been recommended by the Board of Directors of the Issuer, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights pursuant to these Conditions (which like offer or scheme to Bondholders shall entitle Bondholders to receive the same type and amount of consideration they would have received had they held the number of Ordinary Shares to which such Bondholders would be entitled assuming Bondholders were to exercise Conversion Rights in the relevant Change of Control Period); (g) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately after implementation of the Scheme of Arrangement, at the Issuer’s option, either Newco is substituted under the Bonds and the Bond Documents as principal obligor in place of the Issuer (with the Issuer jointly and severally providing a guarantee with the Guarantors), subject to and as provided in Clause 19 of the Trust Deed, or Newco becomes a guarantor under the Bonds and the Bond Documents and (i) such amendments are made to these Conditions and the Bond Documents as are necessary to ensure that (A) the Bonds may be converted into or exchanged for ordinary shares or units or equivalent in Newco as direct obligor (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) mutatis mutandis in accordance with and subject to these Conditions and the Bond Documents and (B) the Bond Documents and these Conditions (including, without limitation, the adjustment and related provisions (in Condition 6), the Events of Default (in Condition 10) and the Undertakings (in this Condition 11)) provide at least the same or equivalent protections and benefits to the Trustee and the Bondholders following the implementation of such Newco Scheme as they provided to the Trustee and the Bondholders prior to the implementation of the Newco Scheme, mutatis mutandis (and the Trustee shall (at the expense of the Issuer) be obliged to concur in effecting such substitution or grant of such guarantee and in either case making any such amendments, provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose new or more onerous duties or obligations upon it or 56 expose it to any additional duties, responsibilities or further liabilities or reduce its rights and protections) and (ii) the ordinary shares of Newco are admitted to listing and trading on the JSE or admitted to listing on another regulated, regularly operating, recognised stock exchange or securities market; and for so long as any Bond remains outstanding, Newco shall undertake to use its reasonable endeavours to ensure, at its own cost, that its issued and outstanding ordinary shares are (A) admitted to listing and trading on the JSE’s Main Board or (B) admitted to listing on another internationally recognised and regulated stock exchange as Newco may determine; (h) use all reasonable endeavours to ensure, at its own cost, that the Ordinary Shares issued upon exercise of Conversion Rights will, as soon as is practicable, be admitted to listing and to trading on the Relevant Stock Exchange and will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in (but so that this undertaking shall be considered as not being breached as a result of a Change of Control (whether or not recommended or approved by the Board of Directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the Person or Persons controlling the Issuer as a result of the Change of Control) a De-listing of the Ordinary Shares); (i) for so long as any Bond remains outstanding, use all reasonable endeavours to ensure, at its own cost, that its issued and outstanding Ordinary Shares are (A) admitted to listing and trading on the JSE’s Main Board or (B) admitted to listing on another internationally recognised and regulated stock exchange as the Issuer may determine (but so that this undertaking shall be considered as not being breached as a result of a Change of Control (whether or not recommended or approved by the Board of Directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the person or persons controlling the Issuer as a result of the Change of Control) a De- listing of the Ordinary Shares); (j) issue, allot, register and deliver Ordinary Shares on exercise of Conversion Rights in accordance with these Conditions and at all times ensure that it has authority to issue free from pre-emptive rights or other similar rights out of its authorised but unissued share capital such number of Ordinary Shares as would enable the Conversion Rights that remain exercisable, and all other rights of subscription and exchange for and conversion into Ordinary Shares, to be satisfied in full; (k) publish a copy of these Conditions (including a legend regarding the intended target markets for the Bonds) on its website as soon as reasonably practicable following the Issue Date, and (ii) thereafter (and for so long as any of the Bonds remain outstanding) maintain the availability of these Conditions (as the same may be amended in accordance with their terms) on such website; and (l) procure that an Independent Adviser is promptly and duly appointed to perform any functions expressed to be performed by an Independent Adviser in these Conditions. Whilst any Conversion Right remains exercisable, the Issuer will use all reasonable endeavours to ensure that the Bonds are admitted to the Open Market (Freiverkehr) of the Frankfurt Stock Exchange by no later than 30 days following the Issue Date and, once so admitted, to maintain such listing, provided in each case that if (in the opinion of the Issuer) obtaining or maintaining such listing is not practicable, the Issuer shall use all reasonable endeavours to obtain and maintain a listing of the Bonds on an alternative stock exchange (as the Issuer may from time to time determine) which would enable the Issuer (and the Guarantors if such obligation were

57 to be applicable) to make payments of interest in respect of the Bonds free from withholding or deduction for or on account of taxation in South Africa, Jersey and Australia. The Issuer has undertaken in the Trust Deed to deliver to the Trustee annually a certificate signed by two Authorised Signatories of the Issuer, as to there not having occurred an Event of Default or Potential Event of Default (as defined in the Trust Deed) since the date of the last such certificate or if such event has occurred as to the details of such event. The Trustee will be entitled to rely without liability on such certificate and shall not be obliged to independently monitor whether an Event of Default or Potential Event of Default has occurred or monitor compliance by the Issuer with the undertakings set forth in this Condition 11, nor shall it be liable to any Person for not so doing. 12. PRESCRIPTION Claims against the Issuer or any Guarantor for payment in respect of the Bonds shall be prescribed and become void unless made within ten years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment and thereafter any principal, interest or other amounts payable in respect of such Bonds shall be forfeited and revert to the Issuer. Claims in respect of any other obligation in respect of the Bonds, including the delivery of Ordinary Shares, shall be prescribed and become void unless made within ten years following the due date for performance of the relevant obligation(s). 13. REPLACEMENT OF CERTIFICATES If any Certificate evidencing a Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of any Paying, Transfer and Conversion Agent subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued. 14. MEETINGS OF BONDHOLDERS, MODIFICATION AND WAIVER, SUBSTITUTION 14.1 Meetings of Bondholders The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer, a Guarantor or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more Persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more Persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of any Reserved Matter, in which case the necessary quorum will be one or more Persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such resolution was passed). 58 The Trust Deed provides that (i) a resolution passed at a meeting duly convened and held by or on behalf of the holder(s) of not less than 75 per cent. of the Persons eligible to vote at such meeting, (ii) a resolution in writing (whether contained in one document or several documents in the same form) signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding or (iii) an Electronic Consent (as defined in paragraph 6 of Schedule 3), shall, in each case, be effective as an Extraordinary Resolution of the Bondholders. No consent or approval of Bondholders shall be required in connection with any Newco Scheme Modification. 14.2 Modification and Waiver The Trustee may agree, without the consent of the Bondholders, to: (a) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which, in the opinion of the Trustee, is of a formal, minor or technical nature or is made to correct a manifest error or comply with mandatory provisions of law; and (b) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions, and any waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions, (except in respect of any Reserved Matter) which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, unless the Trustee agrees otherwise, shall be notified to the Bondholders promptly in accordance with Condition 17. 14.3 Substitution The Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Bondholders, to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition) (the “substituted obligor”) as principal debtor under the Trust Deed and the Bonds (a “Substitution”). Such Substitution shall be subject to: (a) compliance with the relevant provisions of the Trust Deed; (b) the Bonds being unconditionally and irrevocably guaranteed by the Issuer and each Guarantor (who is a Guarantor at the time of the Substitution) (save in the case of a Guarantor which is the substituted obligor), jointly and severally; and (c) the Bonds continuing to be convertible or exchangeable into Ordinary Shares mutatis mutandis as provided in these Conditions. In the case of such a Substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such Substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders. 59 In connection with a Newco Scheme, at the request of the Issuer the Trustee shall, without the consent or approval of the Bondholders, concur with the Issuer in the Substitution in place of the Issuer (or any previous substituted Issuer) as principal debtor under the Trust Deed and the Bonds of Newco pursuant to and subject to the provisions set out in Condition 11(g). 14.4 Consolidation, Amalgamation, Merger In the case of any consolidation, amalgamation or merger of the Issuer with any other company (other than constituting a Change of Control or a consolidation, amalgamation or merger in which the Issuer is the continuing company), or in the case of any sale or transfer of all or, in the opinion of an Independent Adviser, substantially all of the assets of the Issuer, the Issuer will forthwith give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 of such event and take such steps as shall be necessary in the opinion of an Independent Adviser (including the execution of a deed supplemental to or amending the Trust Deed) to ensure that each Bond then outstanding will (during the period in which Conversion Rights may be exercised) be convertible into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Ordinary Shares which would have become liable to be issued or transferred and delivered upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation, merger, sale or transfer. The above provisions of this Condition 14.4 will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales or transfers. The Trustee shall be obliged, following receipt of a certificate signed by two authorised signatories of the Independent Adviser to the effect that the same are necessary in connection with this Condition 14.4, to take such steps and execute such documents as may be necessary to give effect to such consolidation, amalgamation or merger and shall not have regard to the interests of any Bondholder in so doing or have any liability to any person in respect thereof, provided always that the Trustee shall not be obliged to take such steps and execute such documents if in the opinion of the Trustee doing so would impose new or more onerous duties or obligations upon it or expose it to any additional duties, responsibilities or further liabilities or reduce or amend its rights and protections. 14.5 Entitlement of the Trustee In connection with the exercise of its functions (including but not limited to those referred to in this Condition 14) and the exercise or performance of any right, power, trust, authority, duty or discretion under or in relation to these Conditions (including, without limitation, in relation to any modification, waiver, authorisation, determination or substitution as referred to above), the Trustee shall (save as expressly provided otherwise) have regard to the interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise or performance of its trusts, powers or discretions for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other Person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders. 15. ENFORCEMENT (a) The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) against the Issuer or any Guarantor as it may think fit to enforce the provisions of the Bond Documents and the Bonds, but it shall not be bound to take any such proceedings or any other action in relation to the Bond Documents or the Bonds unless: 60 (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding; and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. (b) Notwithstanding the above: (i) the Trustee may refrain, without liability, from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it, the European Union and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may, without liability, do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and (ii) the Trustee may also refrain from doing anything if it would otherwise render it liable to any Person in any state or jurisdiction or if, in its opinion, it would not have the power to do the relevant thing in that state or jurisdiction by virtue of any applicable law in that state or jurisdiction or if it is determined by any court or other competent authority in that state or jurisdiction that it does not have such power. (c) No Bondholder shall be entitled to: (i) take any steps or action against the Issuer or any Guarantor to enforce the performance of any of the provisions of the Bond Documents or the Bonds; or (ii) take any other proceedings (including lodging an appeal in any proceedings) in respect of or concerning the Issuer or any Guarantor, in each case unless the Trustee, having become bound to take any such action, steps or proceedings, fails so to do within a reasonable period and the failure shall be continuing. 16. THE TRUSTEE The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified and/or secured and/or prefunded to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer, any Guarantor and any entity related to the Issuer or any Guarantor without accounting for any profit and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer, any Guarantor and/or any member of the Group, to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Bondholders and to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith. The Trustee may rely, without liability to Bondholders, on a report, confirmation, information or certificate from, or any opinion or advice of, any financial and/or professional adviser, financial institution or other expert (including, without limitation, an Independent Adviser), whether obtained by the Issuer, any Guarantor, the Trustee or otherwise and whether or not the liability of such expert in relation thereto is limited (by its terms or by any engagement letter relating thereto or in any other manner) by reference to a monetary cap, methodology or otherwise.

61 17. NOTICES All notices to Bondholders will be valid if published through the electronic communication system of Bloomberg. The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such publication, or if published more than once or on different dates, on the first date on which publication is made. Notwithstanding the above, for so long as all the Bonds are represented by the Global Certificate and the Global Certificate is deposited with, and registered in the name of a nominee for, a common depositary for Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A (“Clearstream, Luxembourg”), notices to Bondholders may instead be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for transmission to relevant accountholders and such notices shall be deemed to have been given to Bondholders on the day of delivery to Euroclear and Clearstream, Luxembourg. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. All notices to be given by Bondholders shall be in writing (with a copy to the Calculation Agent) and given by lodging the same, together with the Certificate representing the relevant Bonds, with the Principal Paying, Transfer and Conversion Agent or the Registrar. Notwithstanding the foregoing, in respect of any Bonds represented by the Global Certificate, such notice may be given by a Bondholder to the Principal Paying, Transfer and Conversion Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg, as the case may be, in accordance with the operating procedures of such clearing system at the applicable time. 18. FURTHER ISSUES The Issuer may from time to time, without the consent of the Bondholders, create and issue further bonds having the same terms and conditions in all respects as the Bonds (or in all respects except for the first payment of interest on them or the first date on which Conversion Rights may be exercised) so as to be consolidated and form a single series with the Bonds (the “Further Bonds”). 19. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 No Person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999. 20. GOVERNING LAW (a) The Trust Deed and the Bonds and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law. (b) The courts of England and Wales are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Bonds (and any non-contractual obligations arising out of or in connection with them) and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantors has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts 62 whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). (c) Each of the Issuer and each Guarantor has irrevocably appointed Law Debenture Corporate Services Limited at its registered office from time to time as its agent in England and Wales to receive service of process in any Proceedings in England. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer and/or the Guarantors, the Issuer and the Guarantors shall notify the Trustee in writing and appoint a further person in England to accept service of process on its behalf and, failing such appointment within 14 days, the Trustee shall be entitled to appoint such a person by written notice to the Issuer and/or the Guarantors (as applicable). Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.